SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.    )

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MIDWAY GAMES INC.

(Name of Registrant as Specified in Its Charter)

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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
ANNUAL MEETING OF STOCKHOLDERS OF MIDWAY GAMES INC.
PROXY STATEMENT
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
PROPOSAL 1 -- ELECTION OF DIRECTORS
CORPORATE GOVERNANCE
EXECUTIVE OFFICERS
EXECUTIVE COMPENSATION
SUMMARY COMPENSATION TABLE
OPTION GRANTS IN LAST FISCAL YEAR
AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES
EQUITY COMPENSATION PLAN INFORMATION
REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION FOR FISCAL 2004
CORPORATE PERFORMANCE GRAPH
EMPLOYMENT AGREEMENTS
CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
PROPOSAL 2: RATIFICATION OF 2005 LONG-TERM INCENTIVE PLAN
PROPOSAL 3: APPOINTMENT OF INDEPENDENT AUDITORS
AUDIT COMMITTEE REPORT
OTHER MATTERS
APPENDIX A
APPENDIX B
APPENDIX C

MIDWAY GAMES INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held on June 6, 2005

To the Stockholders of Midway Games Inc.
      Notice is hereby given that the Annual Meeting of Stockholders of Midway Games Inc. (“Midway”) will be held on Monday, June 6, 2005, at 11:00 a.m. Central Time at Michelle’s Ballroom, 2800 West Belmont, Chicago, Illinois 60618, to consider and act upon the following matters:

1. To elect a board of seven (7) directors;

2. To ratify the 2005 Long-Term Incentive Plan;

3. To ratify the appointment of Ernst & Young LLP as independent auditors for the fiscal year ending December 31, 2005; and

4. To transact such other business as may properly come before the meeting or any adjournment or adjournments of the meeting.
      Only stockholders of record at the close of business on April 18, 2005 are entitled to notice of and to vote at our 2005 annual meeting and any adjournments thereof. A list of the stockholders entitled to vote at the annual meeting will be available for examination by any stockholder of Midway for any purpose germane to the annual meeting during regular business hours at our principal executive offices for the ten-day period prior to the annual meeting and will be available at the meeting.
      Sumner M. Redstone and National Amusements Inc., as of the record date, beneficially owned a total of over 79% of our common stock and have advised us that they intend to cause all of their shares to be voted in favor of each of the matters listed above. Mr. Redstone is Chairman, Chief Executive Officer and controlling stockholder of National Amusements. Therefore, election of all the nominees and approval of the other proposals is assured.

By Order of the Board of Directors,

Deborah K. Fulton
Senior Vice President,
Secretary and General Counsel
Chicago, Illinois
April 26, 2005
YOU ARE REQUESTED, WHETHER OR NOT YOU PLAN TO BE PRESENT AT THE ANNUAL MEETING, TO MARK, DATE, SIGN AND RETURN PROMPTLY THE ACCOMPANYING PROXY IN THE ENCLOSED POSTAGE PAID ENVELOPE.

ANNUAL MEETING OF STOCKHOLDERS
OF
MIDWAY GAMES INC.

PROXY STATEMENT

Introduction
      Midway Games Inc. is furnishing this proxy statement to you in connection with our solicitation of proxies to be voted at our Annual Meeting of Stockholders. The meeting is scheduled to be held at Michelle’s Ballroom, 2800 West Belmont, Chicago, Illinois 60618, on Monday, June 6, 2005, at 11:00 a.m. Central Time, or at any proper adjournments. The mailing address of our principal executive offices is 2704 West Roscoe Street, Chicago, Illinois 60618.
      If you properly execute and return your proxy card, it will be voted in accordance with your instructions. If you return your signed proxy but give us no instructions as to one or more matters, the proxy will be voted on those matters in accordance with the recommendations of our Board of Directors as indicated in this proxy statement. You may revoke your proxy, at any time before it is voted, by written notice to us, by submission of another proxy bearing a later date or by voting in person at the meeting. Your revocation will not affect a vote on any matters already taken. Your mere presence at the meeting will not revoke your proxy.
      This solicitation is made by Midway Games Inc. We are mailing this proxy statement and the accompanying form of proxy beginning on or about April 29, 2005, to our stockholders of record on April 18, 2005 (the “Record Date”). In addition to the solicitation of proxies by use of the mails, some of our officers, directors and other employees may also solicit proxies personally or by mail, courier, electronic mail, telephone or facsimile transmission, but they will not receive additional compensation for those services. We will ask brokerage firms, custodians, banks, nominees and other fiduciaries holding shares of our common stock in their names to forward proxy soliciting material to their principals, and we will reimburse them for their reasonable out-of-pocket expenses. There will not be any costs in connection with this solicitation, except for the costs of preparation, printing and mailing this proxy statement and our annual report to stockholders, the cost of which will be borne by Midway.
      Only holders of our common stock, $.01 par value per share, of record at the close of business on the Record Date will be entitled to vote at our annual meeting or any adjournments. There were 86,830,487 shares of our common stock outstanding on the Record Date (excluding treasury shares). Each share of our common stock entitles the holder to one vote on each matter at the meeting.
Approval of Proposals
      The affirmative vote of a plurality of the shares of our common stock present in person or by proxy is required to elect directors, and the affirmative vote of a majority of our common stock present and entitled to vote is required to approve the other proposals. In addition, under NYSE rules, with respect to any proposal that is a prerequisite to listing of additional or new securities, the total vote cast on the proposal must represent at least a majority of all outstanding shares of our common stock entitled to vote on the proposal.
      As of the Record Date, Sumner M. Redstone controlled over 79% of our outstanding common stock. See “Security Ownership of Certain Beneficial Owners and Management” below. Mr. Redstone has advised us that he intends to cause all the shares of our common stock beneficially owned by him and by National Amusements, a company that he controls, to be voted in favor of each of the proposals described in this proxy statement, which will ensure the approval of each such proposal at the meeting. Our Directors have also advised us that they intend to vote in favor of each proposal.
      Through his ownership of our common stock, Mr. Redstone controls the outcome of corporate actions that require the approval of our stockholders, including the election of our directors and adoption of employee compensation plans, among others. Mr. Redstone is the Chairman and Chief Executive Officer of Viacom, Inc. Mr. Redstone’s daughter, Shari E. Redstone, is the Vice-Chairwoman of our Board of Directors and serves on the Board of Directors of Viacom and also National Amusements, where she is the President. Another member of our Board, Joseph A. Califano, also serves on the Board of Viacom.
      In public filings, Mr. Redstone reported that he has engaged a financial advisor to provide services in connection with the evaluation of a possible “going private” or other transaction in which Mr. Redstone would acquire more than eighty percent of the issued and outstanding equity of Midway. In public filings, he also stated that Midway could be considered as a potential Viacom acquisition candidate. Viacom has established an Ad Hoc Committee on Electronic Games to consider any proposed transactions or business arrangements between Viacom and Midway. According to Viacom’s proxy statement for its 2005 annual meeting filed with the SEC, that committee is comprised of three independent directors who are disinterested with respect to matters relating to Midway. Midway also has formed a special independent committee to consider any proposed transactions between Midway and Mr. Redstone or any of his affiliates, comprised of three independent directors who are disinterested with respect to matters relating to Mr. Redstone and his affiliates. See “Corporate Governance — Committees of the Board of Directors” below. Neither Mr. Redstone nor Viacom has made any proposals to Midway regarding any proposed transactions or business arrangements.
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
Principal Stockholders
      The following table sets forth information as of the Record Date, except as otherwise noted in the footnotes, about persons that, to our knowledge, beneficially own more than 5% of the outstanding shares of our common stock:

	Number of Shares		Percentage of
	of Common Stock		Outstanding
Name and Address of Beneficial Owner	Beneficially Owned		Common Stock(1)

Sumner M. Redstone	69,024,966	(2)	79.5%
200 Elm Street
Dedham, MA 02026
National Amusements, Inc.	11,477,471	(2)	13.2%
200 Elm Street
Dedham, MA 02026

(1)	Percentage calculations are based on 86,830,487 shares outstanding on the Record Date, excluding treasury shares.

(2)	Based upon a Form 4 filed with the SEC by Sumner M. Redstone on the Record Date, Mr. Redstone held direct ownership of 57,547,495 shares and indirectly, through National Amusements, Inc., a Maryland corporation, held 11,477,471 shares (shared voting power) of our common stock. Mr. Redstone’s shares do not include 17,500 shares held by his wife, Paula Redstone, with respect to which shares Mr. Redstone disclaims beneficial ownership. As a result of his stock ownership in National Amusements, Mr. Redstone is deemed the beneficial owner of the shares of common stock owned by National Amusements.
      As of January 15, 2004, Mr. Redstone reported beneficial ownership of 31.0% of our common stock. On May 7, 2004, Mr. Redstone reported beneficial ownership of 50.3% of our common stock. As of the Record Date, Mr. Redstone reported beneficial ownership of 79.5% of our common stock. Mr. Redstone and National Amusements reported using personal funds and working capital, respectively, to make their purchases of our common stock since the beginning of 2004.
Stockholdings of Directors, Nominees and Executive Officers
      The following table sets forth, as of the Record Date, information about the beneficial ownership of our common stock by each of our directors, director nominees and the executive officers named in the Summary Compensation Table below and by all of our directors and our executive officers as a group:

	Number of Shares of		Percentage of
	Common Stock		Outstanding
Name of Beneficial Owner	Beneficially Owned(1)		Common Stock(2)

Steven M. Allison	0		0%
Harold H. Bach, Jr.	300,193		**
William C. Bartholomay*	141,983		**
Peter C. Brown*	0		0%
Mark S. Beaumont	50,000		**
Matthew V. Booty	48,625		**
Joseph A. Califano, Jr.*	10,000		**
Kenneth D. Cron*	0		0%
Thomas E. Powell	65,500		**
Shari E. Redstone*	9,581	(3)	**
Ira S. Sheinfeld*	116,864		**
Robert N. Waxman*	25,000		**
David F. Zucker	1,158,756	(4)	1.3%
Directors and Executive Officers as a Group (15 persons)	2,044,133	(5)	2.3%

*	Nominee for Director
**     Less than 1%

(1)	Under Rule 13d-3(d)(1) of the Securities Exchange Act of 1934, shares underlying options are deemed to be beneficially owned if the holder of the option has the right to acquire beneficial ownership of the underlying shares within 60 days. This column includes the following number of shares of common stock underlying stock options calculated in this manner: 293,905 for Mr. Bach; 96,613 for Mr. Bartholomay; 50,000 for Mr. Beaumont; 48,625 for Mr. Booty; 65,000 for Mr. Powell; 95,063 for Mr. Sheinfeld; 17,000 for Mr. Waxman; and 1,013,756 for Mr. Zucker.

(2)	Percentage calculations are based on 86,830,487 shares outstanding on the Record Date, excluding treasury shares.

(3)	Excludes the 11,477,471 shares (13.2%) owned by National Amusements as of the Record Date. As a director, president and stockholder of National Amusements, Ms. Redstone may be deemed a beneficial owner of National Amusements’ shares of Midway common stock.

(4)	In addition to the shares underlying stock options noted in footnote 1 above, also includes 72,918 shares of common stock issued under a Restricted Stock Agreement between Mr. Zucker and Midway dated as of May 6, 2003. The period of restriction on these shares lapses on May 1, 2006 if Mr. Zucker continues to be employed by us on that date. If Mr. Zucker’s employment were terminated by us for “cause” or by Mr. Zucker without “good reason”, as these terms are defined in the restricted stock agreement, then Mr. Zucker would forfeit the shares for which the restrictions had not lapsed.

(5)	Includes an aggregate of 1,796,423 shares of common stock underlying stock options.

PROPOSAL 1 — ELECTION OF DIRECTORS
      Upon the recommendation of the Nominating Committee, the 7 persons named below have been nominated for election as directors to serve until the next annual meeting of stockholders and until their respective successors are elected and shall qualify. Of our incumbent directors, 6 will stand for re-election, as indicated by the asterisks (*) in the table below. The new nominee, Peter C. Brown was recommended to our Nominating Committee by Ms. Redstone, a non-management director. Harold H. Bach, Jr. will retire from the Board as of the date of the annual meeting, and we thank him for his many years of service to us. Shari E. Redstone is the daughter of Sumner Redstone and is President and a director of National Amusements and a director of Viacom. Joseph A. Califano, Jr. is also a director of Viacom.
      If any of the nominees are unable to serve as directors, an event which the Board does not anticipate, the proxies will be voted in favor of those nominees who do remain as candidates, except as you otherwise specify on your proxy card, and may be voted for substituted nominees designated by the Board.

Name of		Director
Nominee (Age)	Position with Company; and Principal Occupation	Since

Kenneth D. Cron*(48)	Chairman of the Board; Director and Interim Chief Executive Officer, Computer Associates International Inc.	2004
Shari E. Redstone*(51)	Vice Chairwoman of the Board; Director and President, National Amusements	2004
William C. Bartholomay*(76)	Director; Group Vice Chairman, Willis Group Holdings, Ltd.	1996
Peter C. Brown(46)	None; Chairman of the Board, Chief Executive Officer and President, AMC Entertainment Inc.	n/a
Joseph A. Califano*(73)	Director; Chairman and President, National Center on Addiction and Substance Abuse at Columbia University	2004
Ira S. Sheinfeld*(67)	Director; Attorney, Hogan & Hartson L.L.P.	1996
Robert N. Waxman*(68)	Director; Principal, Corporate Finance Advisory	2003

*	Incumbent director

Biographical Information on Nominees
      William C. Bartholomay joined our Board in 1996. Mr. Bartholomay was appointed Group Vice Chairman of Willis Group Holdings, Ltd. and Vice Chairman of its principal U.S. subsidiary, Willis North America, a global insurance brokerage, in August 2003. For more than five years prior to this appointment, Mr. Bartholomay served as President and a director of Near North National Group, insurance brokers in Chicago, Illinois. He has served as Vice Chairman of Turner Broadcasting System, Inc., a division of AOL-Time Warner, Inc. since 1994, having also held that office from 1976 to 1992. He is Chairman Emeritus of the Board of the Atlanta Braves baseball team. Mr. Bartholomay is a director of WMS and serves on its audit committee. He is also a director and audit committee member of International Steel Group Inc.
      Peter C. Brown will join our Board upon his election by our stockholders at the annual meeting. Mr. Brown has been the Chairman of the Board, Chief Executive Officer and President of AMC Entertainment Inc. since July 1999. Prior to that, Mr. Brown had served as the Chief Financial Officer of AMC since 1991. He is also the Co-Chairman of the Board and Co-Chief Executive Officer of Movietickets.com, Inc., together with Shari E. Redstone.
      Joseph A. Califano, Jr. joined our Board in 2004. Since 1979, Mr. Califano has served as Chairman and President, National Center on Addiction and Substance Abuse at Columbia University. Mr. Califano

is an adjunct professor of public health at Columbia University’s Medical School and School of Public Health, and a member of the Institute of Medicine of the National Academy of Sciences. Mr. Califano is a director of Viacom Inc., ADP, Inc. and Willis Group Holdings, Ltd. He serves on the audit committees of ADP and Viacom, in addition to ours. Among other distinguished government positions, Mr. Califano served as Secretary, U.S. Department of Health, Education & Welfare from 1977 to 1979.
      Kenneth D. Cron joined our Board in 2004. Mr. Cron has been serving as interim Chief Executive Officer of Computer Associates International Inc. since April 2004 and is a Director of Computer Associates. From June 2001 to January 2004, Mr. Cron was Chairman and CEO of Vivendi Universal Games, Inc., a global leader in the publishing of online, PC and console-based interactive entertainment. Vivendi Universal Games is a division of Vivendi Universal, S.A. From March 2001 to June 2001, Mr. Cron served as Chief Executive Officer of the Flipside Network, now a part of Vivendi Universal Net USA. He was Chairman and Chief Executive Officer of Uproar Inc. from 1999 to March 2001, when Uproar was acquired by Flipside.
      Shari E. Redstone joined our Board in 2004. Ms. Redstone has been President of National Amusements, Inc. since 2000 and served as Executive Vice President of National Amusements from 1994 to 2000. She is also a director of National Amusements. National Amusements, a closely held company, operates cinemas in the United States, the United Kingdom and Latin America and is also the controlling stockholder of Viacom Inc. Ms. Redstone is Chairman and Chief Executive Officer of Rising Star Media, a company established in partnership with National Amusements to build luxury-style cinemas in Russia. Ms. Redstone is a member of the Board of Directors and Executive Committee for the National Association of Theatre Owners, is Chairman and Chief Executive Officer of CineBridge Ventures, Inc. and is Co-Chairman and Co-Chief Executive Officer of MovieTickets.com with Mr. Brown. Ms. Redstone is also a Director of Viacom. Ms. Redstone is the daughter of Sumner M. Redstone, our controlling stockholder.
      Ira S. Sheinfeld joined our Board in 1996. He has been a partner of the law firm of Hogan & Hartson L.L.P., and its predecessor law firm, Squadron, Ellenoff, Plesent & Sheinfeld LLP, New York, New York for over five years. Mr. Sheinfeld is a director of WMS.
      Robert N. Waxman, CPA, joined our Board on December 31, 2003. Mr. Waxman has been a Principal of Corporate Finance Advisory, a New York-based accounting and consulting firm, which he formed, since 1992. Mr. Waxman was a partner of Deloitte & Touche LLP, an international accounting and consulting firm, where he served as National Director of SEC Practice and partner-in-charge of the Financial Services Programs, among other Executive and New York Practice Office positions. He was with Deloitte & Touche and its predecessor firms from 1961 to 1991. He is a member of the Board of Directors of the New York State Society of CPAs, serves on the editorial board of The CPA Journal and is an audit committee member of a large not-for-profit organization.

Not Standing For Re-election
      Harold H. Bach, Jr. joined our Board in 1996 and served as our Chief Financial Officer and an Executive Vice President from 1996 to September 2001, when he retired. Mr. Bach served as our Senior Vice President — Finance and Chief Financial Officer from 1990 to 1996, and he served as our Treasurer from 1994 to April 2001. Mr. Bach also served as Vice President — Finance, Chief Financial and Chief Accounting Officer of our former parent company, WMS Industries Inc., for over five years until 1999. Mr. Bach was a partner in the accounting firms of Ernst & Young (1989-1990) and Arthur Young & Company (1967-1989). Mr. Bach is a director of WMS and serves on its audit committee.
Required Vote
      The affirmative vote of a plurality of the shares of our common stock present in person or by proxy at the annual meeting is required to elect the directors.
      THE BOARD RECOMMENDS THAT YOU VOTE “FOR” THE ABOVE NOMINEES FOR ELECTION AS DIRECTORS.

CORPORATE GOVERNANCE
The Board of Directors
      Our Board of Directors is our ultimate decision-making body, responsible for overseeing our affairs, except with respect to those matters reserved to the stockholders by law or under our By-laws. The Board has adopted Corporate Governance Principles and a Code of Business Conduct and Ethics, each of which can be viewed on our Internet website at www.investor.midway.com. These documents describe the responsibilities of our directors, the organization of our Board and other key corporate governance matters. We will provide a copy of these documents to stockholders, without charge, upon written request addressed to Midway Games Inc., 2704 West Roscoe Street, Chicago, IL 60618, Attention: Investor Relations.
      “Controlled Company” Exemptions. Our common stock is listed for trading on the NYSE. The listing standards of the NYSE impose requirements on the Board of Directors and committees of listed issuers that include, among others, the following requirements:

•	A majority of the members of the Board of Directors must qualify as “independent” directors who have no material relationship with the issuer other than serving as a director and who meet the other requirements of independence set forth in Section 303A.02 of the listing standards of the NYSE;

•	Issuers have a nominating and corporate governance committee (or committees that are responsible for each of these functions) composed entirely of independent directors; and

•	Issuers have a compensation committee composed entirely of independent directors.
      The NYSE permits “controlled companies” to take advantage of exemptions from the above three requirements. For these purposes, a controlled company is a company of which more than 50% of the voting power is held by an individual, a group or another company. Since Mr. Redstone’s ownership of our common stock exceeds 50%, we are a controlled company. However, our Board of Directors has determined that, at present, we will not elect to take advantage of any of the above exemptions from the NYSE listing standards.
      Director Independence. It has been our policy, and unless we elect to rely on a controlled company exemption it is a requirement of the listing standards of the NYSE, that a majority of the members of our Board must qualify as “independent” directors who have no material relationship with us, other than serving as a director. Our Board has adopted the following categorical standards to assist it in making independence determinations, as permitted by NYSE rules, and has determined that any director who meets these standards shall be deemed an independent director:

•	The director is not and has not been our employee for at least three years, and no member of the director’s immediate family is or has been our executive officer for at least three years;

•	The director has not received, and no member of his immediate family has received during any 12-month period in the last three years, more than $100,000 per year in direct compensation from us, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service);

•	Neither the director nor any member of his immediate family (x) is a partner or employee of a firm that is our internal or external auditor or (y) was, within the last three years, a partner or employee of such a firm and personally worked on our audit within that time;

•	Neither the director nor any member of his immediate family has been employed within the last three years as an executive officer of another company where any of our present executive officers at the same time serves or served on that company’s compensation committee; and

•	A director is not an executive officer or an employee, and no member of his immediate family is an executive officer, of a company that in any of the last three fiscal years has made payments to, or received payments from us for property or services in an amount which, in any such single fiscal year, exceeded the greater of $1 million, or 2% of such other company’s consolidated gross revenues.

      Our Board has determined that all of the existing members of our Board of Directors meet these categorical standards and are therefore independent directors. Our new director nominee also meets these standards. In addition, to be nominated for election to our Board, all director candidates must satisfy the qualification standards discussed below under the heading “Nominating Committee Policies.”
      Board and Committee Meetings. During fiscal 2004, the Board held 20 meetings. Each director except Mr. Califano and Ms. Redstone attended at least 75% of the aggregate number of meetings of the Board and all committees on which he or she served during the fiscal year. Mr. Califano attended 68.8% of such meetings, and Ms. Redstone attended 69.2% of such meetings.
Director Compensation
      We pay a fee of $32,500 per year to each director who is not also our employee. A director who serves as the chairman of the Compensation Committee, Special Committee of Independent Directors or Nominating Committee of the Board receives a further fee of $2,500 per year for his or her services in that capacity, and each other member of those Committees receives an additional fee of $1,000 per year. A director who serves as the chairman of the Corporate Governance Committee of the Board receives a further fee of $7,500 per year for his or her services in that capacity, and each other member of that Committee receives an additional fee of $5,000 per year. A director who serves as the chairman of the Audit Committee of the Board receives a further fee of $20,000 per year for his or her services in that capacity, and each other member of that committee receives an additional fee of $15,000 per year.
      Some of our directors and their families are entitled to receive reimbursement for health insurance costs under our Exec-U-Care supplemental health care insurance program. In fiscal 2004, we paid the following amounts to directors under this program: $3,715 to Harold H. Bach Jr., $6,196 to Robert N. Waxman, $12,316 to our former chairman, Neil D. Nicastro, and $21,734 to our former director, Richard D. White.
      Our directors may also receive options to purchase shares of common stock under our stock option plans. These options have generally been granted at 100% of market value on the date of grant. On June 10, 2004, each of the following former directors were granted a five-year option to purchase 25,000 shares of our common stock, at an exercise price of $12.26 per share: Messrs. William McKenna, Norman Menell, Harvey Reich and Richard White. If our 2005 Long-Term Incentive Plan is approved, directors will be eligible to participate in awards under that plan.
Committees of the Board of Directors
      To assist it in carrying out its duties, the Board has delegated specific authority to several committees. In addition, our directors, none of whom are members of management, hold regular executive sessions without management being present. Mr. Cron, the Chairman of our Board, presides at these sessions.
      We have the following standing committees of the Board: Audit Committee, Nominating Committee, Corporate Governance Committee and Compensation Committee. The Board of Directors has determined that all of the members of these committees are “independent” directors as that term is defined under the NYSE listing standards.
      The Audit Committee is composed of four independent directors (as independence is defined in the NYSE listing standards and SEC rules): Messrs. Waxman (Chairman), Bach, Bartholomay and Califano. The Board has determined that each of Messrs. Bach and Waxman is an audit committee “financial expert”. In addition, each member of our Audit Committee is financially literate, in the Board’s determination, and satisfies the definition of “independence” required of audit committee members under the NYSE listing standards and SEC rules.
      This Committee meets periodically with the independent auditors and internal personnel to: (1) consider the adequacy of internal accounting controls, our internal audit function and finance department staffing; (2) receive and review the recommendations of the independent and internal auditors; (3) select, engage and review the performance of our independent and internal auditors and monitor the independence of our independent auditors; (4) review and approve the scope of the audit and determine the compensation of our independent auditors; (5) pre-approve permitted non-audit fees and services; (6) review our consolidated financial statements and other financial disclosures; (7) receive and review confidential concerns regarding accounting or auditing matters; (8) monitor our compliance with legal and regulatory requirements; (9) discuss our policies with respect to risk assessment and risk management; (10) review our accounting policies and accounting developments; and (11) resolve potential conflicts between management and our independent auditors. A copy of the written charter for this committee is included as Appendix A to this proxy statement. The report of this committee is set forth later in this proxy statement. During fiscal 2004, this Committee held 13 meetings.
      The Nominating Committee is composed of three independent directors: Ms. Redstone (Chairwoman), Mr. Califano and Mr. Cron. This Committee identifies and evaluates individuals qualified to become Board members, including those recommended by stockholders, and recommends the nomination of candidates for election to the Board, as discussed in greater detail below. This committee also recommends nominees for appointment to the various committees. During fiscal 2004, this Committee held 1 meeting.
      The Corporate Governance Committee is composed of three independent directors: Mr. Sheinfeld (Chairman), Mr. Califano and Ms. Redstone. This Committee makes recommendations regarding corporate governance policies and procedures and Board organization and oversees the annual evaluation of the Board and management. During fiscal 2004, this Committee held no meetings after it was separated from the Nominating Committee.
      The Compensation Committee is composed of three independent directors who are also outside directors under rule 162(m) of the Internal Revenue Code of 1986: Mr. Bartholomay (Chairman), Mr. Cron and Ms. Redstone. This Committee (1) reviews and approves corporate goals and objectives relevant to the compensation of our CEO and our other senior officers; (2) reviews periodically the succession plans relating to the CEO and the other senior officers; (3) evaluates the CEO’s performance and, either as a committee or together with other independent directors, determines the compensation of the CEO; (4) makes recommendations to the Board with respect to compensation of the other senior officers; (5) administers, approves and ratifies awards under our stock option, incentive-compensation and other benefit plans, including determining the timing, pricing and amount of grants and awards to be made under the provisions of our compensation plans; and (6) revises executive employment agreements. The report of this Committee is set forth later in this proxy statement. During fiscal 2004, this Committee held 4 meetings, and the Stock Option Committee, which was combined with the Compensation Committee after June, held 2 meetings.
      Committee Charters. The Board has adopted a written charter for each of these committees, which is available on our website at www.investor.midway.com. Additional copies of the charters are available in print without charge to any of our stockholders requesting such information by contacting us at: Investor Relations, Midway Games Inc., 2704 West Roscoe Street, Chicago, IL 60618.
      Special Committee of Independent Directors. In addition to the standing committees described above, on September 14, 2004, the Board established a special committee of independent directors to consider any proposed transactions between Midway and Mr. Redstone or any of his affiliated companies. The committee members are Mr. Cron (Chairman) and Messrs. Bartholomay and Waxman. These transactions may include ordinary course of business transactions, such as those between Midway and National Amusements or Midway and subsidiaries of Viacom, or may involve proposals regarding material corporate transactions. During fiscal 2004, this Committee held 1 meeting.
Compensation Committee Interlocks and Insider Participation
      During fiscal 2004, until June 10, 2004, Messrs. Bartholomay (Chairman), McKenna and Reich served on our Compensation Committee. Thereafter, Messrs. Bartholomay (Chairman), Mr. Cron and Ms. Redstone served on our Compensation Committee. No member of our Compensation Committee is or was an employee or officer of Midway, and no officer, director or other person had any relationship required to be disclosed under this heading. Mr. Bartholomay is Group Vice Chairman of Willis Group Holdings, Ltd. and Vice Chairman of Willis North America, Inc., insurance brokers, which we retained to provide insurance brokerage services during fiscal 2004 and propose to retain for insurance brokerage services during the current fiscal year.
Nominating Committee Policies
      Our Nominating Committee charter is available on our website at www.investor.midway.com. It describes the authority and responsibilities of the committee and its process for identifying director candidates as well as other policies and procedures.

The Process of Identifying and Evaluating Candidates for Directors
      Our Nominating Committee identifies and evaluates director candidates and recommends the selection of nominees to our Board of Directors. The Board then considers the recommendation and selects the nominees. In recommending candidates for nomination for election to the Board at our annual meetings of stockholders, the Nominating Committee begins by determining whether the incumbent directors, whose terms expire at the meeting, desire and are qualified to continue their service on the Board and evaluates their performance on the Board. We are of the view that the continuing service of qualified incumbents promotes stability and continuity in the boardroom, giving us the benefit of the familiarity and insight into our affairs that our directors have accumulated during their tenure, while contributing to the Board’s ability to work as a collective body.
      If there are new Board positions or vacancies on the Board, the Nominating Committee will solicit recommendations for nominees from persons whom the Nominating Committee believes are likely to be familiar with qualified candidates, including members of the Board and senior management. The Nominating Committee may also engage a search firm to assist in identifying qualified candidates. The Nominating Committee will review and evaluate each candidate whom it believes merits serious consideration, taking into account all available information concerning the candidate, the qualifications for Board membership established by the Nominating Committee, the existing composition and mix of talent and expertise on the Board and other factors that it deems relevant. In conducting its review and evaluation, the Nominating Committee may solicit the views of management and other members of the Board and may, if deemed helpful, conduct interviews of proposed candidates.
      The Nominating Committee will evaluate candidates recommended by stockholders in the same manner as candidates recommended by other persons, except that the Nominating Committee may consider, as one of the factors in its evaluation of stockholder-recommended candidates, the size and duration of the interest of the recommending stockholder or stockholder group in our equity securities.

Qualifications of Directors
      Our policy is generally to require that all candidates for director be persons of integrity and sound ethical character and judgment, have no interests that materially conflict with ours or those of our stockholders generally, have meaningful business, governmental or technical experience and acumen and have adequate time to devote to service on the Board. We have also required that a majority of directors be independent; at least three of the directors must have the financial literacy and special independence qualifications necessary for service on the Audit Committee, and at least one of these directors must qualify as an audit committee financial expert.

Stockholder Recommendation of Candidates for Election as Directors
      The Nominating Committee will consider recommendations for director nominations submitted by stockholders that individually or as a group have beneficial ownership of at least 3% of our common stock and have had such ownership for at least one year. Submissions must be made in accordance with the Committee’s procedures, as outlined below and set forth in Appendix B to this proxy statement. For each annual meeting of our stockholders, the Nominating Committee will accept for consideration only one recommendation from any stockholder or affiliated group of stockholders. The Committee waives this requirement with respect to Mr. Redstone and National Amusements in view of their majority ownership of our common stock. The Nominating Committee will only consider candidates who satisfy our minimum qualifications for director, as outlined above.

Procedures for Stockholder Submission of Nominating Recommendations
      A stockholder wishing to recommend to the Nominating Committee a candidate for election as director must submit the recommendation in writing, addressed to the Committee care of our corporate secretary at 2704 West Roscoe Street, Chicago, Illinois 60618. Submissions recommending candidates for election at an annual meeting of stockholders must be received no later than 120 calendar days prior to the first anniversary of the date of the proxy statement for the prior annual meeting of stockholders. In the event that the date of the next annual meeting of stockholders is more than 30 days following or preceding the first anniversary date of the annual meeting of stockholders for the prior year, the submission must be made a reasonable time in advance of the mailing of our next annual proxy statement. Each nominating recommendation must be accompanied by the information called for by our “Procedures for Stockholders Submitting Nominating Recommendations,” which is attached as Appendix B to this proxy statement. This includes specified information concerning the stockholder or group of stockholders making the recommendation, the proposed nominee, relationships between the recommending stockholder and the proposed nominee and the qualifications of the proposed nominee to serve as director, describing the contributions that the nominee would be expected to make to the Board. The recommendation must also be accompanied by the consent of the proposed nominee to serve if nominated and the agreement of the nominee to be interviewed by the Nominating Committee, if the Nominating Committee decides in its discretion to do so.

Selection of 2005 Nominees
      Six of the nominees listed on the accompanying proxy card are currently serving on our Board and are standing for reelection. The new nominee was recommended to our Nominating Committee by Ms. Redstone, a non-management director. We did not receive any recommendations from stockholders for nominees that are required to be identified in this proxy statement.
Stockholder Communications with Directors
      Stockholders may communicate with our Board of Directors, any committee of the Board or any individual director, and any interested party may communicate with our Chairman of the Board or the non-management directors of the Board, by following the procedures set forth below. Our acceptance and forwarding of communications to the directors does not imply that the directors owe or assume duties to persons submitting the communications, the duties of the directors being only those prescribed by applicable law, our By-laws or our policies adopted by the Board.
      All communications should be delivered either in writing c/o Legal Department, Midway Games Inc., at 2704 West Roscoe Street, Chicago, Illinois 60618; or by e-mail to ir@midway.com. All communications must be accompanied by the following information:

•	if the person submitting the communication is a stockholder, a statement of the type and amount of our securities that the person holds;

•	if the person submitting the communication is not a stockholder and is submitting the communication to our Chairman of the Board or to our non-management directors as an interested party, the nature of the person’s interest in us;

•	any special interest, meaning an interest not in the capacity as a stockholder of ours, of each person in the subject matter of the communication; and

•	the address, telephone number and any e-mail address of the person submitting the communication.

      It is not appropriate to send, and we may decline to forward, the following types of communications to directors:

•	communications regarding individual grievances or other interests that are personal to the party submitting the communication and could not reasonably be construed to be of concern to our stockholders or other constituencies generally;

•	communications that advocate our engaging in illegal activities;

•	communications that, under community standards, contain offensive, scurrilous or abusive content; and

•	advertisements, solicitations, form letters and communications that have no reasonable relevance to our business or operations.
      All communications that comply with the requirements that are described here will be relayed to the person or persons to whom they are addressed. Communications addressed to directors may, at the direction of the addressees, be shared with Company management.
Director Attendance at Annual Meetings
      Each of our directors is expected to be present at our annual meetings of stockholders, absent exigent circumstances that prevent his or her attendance. Where a director is unable to attend an annual meeting in person but is able to do so by electronic conferencing, we will arrange for the director’s participation by means where the director can hear, and be heard, by those present at the meeting. At last year’s annual meeting, 5 of the 11 directors attended in person, 1 director attended by electronic conferencing, and 5 of our directors were unable to attend.
EXECUTIVE OFFICERS
      The following individuals were elected to serve in the capacities set forth below until the 2005 Annual Meeting of the Board of Directors and until their respective successors are elected and shall qualify.

Name	Age	Position

David F. Zucker	42	President and Chief Executive Officer
Thomas E. Powell	43	Executive Vice President — Finance, Treasurer and Chief Financial Officer
Steven M. Allison	37	Senior Vice President — Marketing and Chief Marketing Officer
Mark S. Beaumont	49	Senior Vice President — Entertainment
Matthew V. Booty	38	Senior Vice President — Product Development
Deborah K. Fulton	41	Senior Vice President, Secretary and General Counsel
Miguel Iribarren	39	Vice President — Corporate Communications and Strategic Planning
James R. Boyle	40	Vice President — Finance, Controller and Assistant Treasurer

Biographical Information
      David F. Zucker has been our President and Chief Executive Officer since May 6, 2003. Prior to that he was President and Chief Operating Officer of Playboy Enterprises, Inc., a men’s lifestyle and adult entertainment company, from July 2002 to May 2003. From October 2000 to June 2002 he was President and Chief Executive Officer of Skillgames, LLC, and Managing Director of Walker Digital, LLC, online “pay for play” games companies. From 1999 to September 2000, he was President and Chief Executive Officer of Diva Systems Corporation, an interactive television and information technology company. From

1988 to 1999, Mr. Zucker served in a number of executive positions for The Walt Disney Company, a global entertainment company, including Executive Publisher of Travel Agent Magazine; Manager of Current Series for ABC Television; Vice President of Programming for ESPN; and Executive Vice President of ESPN, Inc. and the Managing Director of ESPN International, Inc.
      Thomas E. Powell joined us as Executive Vice President — Finance and Treasurer in April 2001. In September 2001, he became our Executive Vice President — Finance, Treasurer and Chief Financial Officer. From 1997 to February 2001, Mr. Powell was employed by Dade Behring, Inc., a manufacturer of medical equipment, serving most recently as Vice President of Corporate Business Development and Strategic Planning and previously as the Vice-President — Finance for the Biology Products Group. Prior to Dade Behring, Mr. Powell held a number of finance and strategy positions with Frito-Lay, a division of PepsiCo, Inc., Bain & Company Consultants, Tenneco Inc. and Arthur Andersen & Company.
      Steven M. Allison joined us as Senior Vice President — Marketing and Chief Marketing Officer on December 22, 2003. Prior to joining us, he was Vice President of Marketing and Business Development, Atari/ Infogrames, from December 2001 to December 2003. Prior to that, he served as Infogrames’ Vice President of New Business Development and Production Content, from 2000 to December 2001, Vice President of Licensing and Product Planning from 1999 to 2000, and Director of Product Marketing in 1999.
      Mark S. Beaumont has served as our Senior Vice President — Entertainment since October 17, 2003. Prior to that, since January 2002, he served as our Senior Vice President — Publishing. He has served as Senior Vice President — Business Development of our wholly-owned subsidiary, Midway Games West Inc., since 2000. Mr. Beaumont provided marketing and business development consulting services to Midway from 1999 to 2000. Prior to joining Midway, from 1996 to 1999, Mr. Beaumont was Executive Vice President and General Manager of U.S. Operations for Psygnosis, a division of Sony Corporation of America.
      Matthew V. Booty has served as our Senior Vice President — Product Development since June 18, 2004. Prior to that, since June 1999 he served our wholly-owned subsidiary, Midway Amusement Games, LLC in various capacities in its product development organization, ultimately being promoted to Vice President — Product Development in June 2002.
      Deborah K. Fulton has served as our Senior Vice President, Secretary and General Counsel since January 30, 2002. She served us as Vice President, Secretary and General Counsel from May 2000 to January 2002. She was employed by us as Senior Counsel from 1998 until May 2000 and by WMS as Senior Counsel from 1994 to 1998. Formerly, she was employed by the law firm of Gardner Carton & Douglas from 1988 until 1994.
      Miguel Iribarren has served as our Vice President, Corporate Communications and Strategic Planning, since February 2002. Prior to joining Midway, Mr. Iribarren was a Vice President, Research for Wedbush Morgan Securities. At Wedbush, where he was employed from May 2000 to February 2002, Mr. Iribarren was responsible for research on the interactive entertainment industry. From 1993 to May 2000, Mr. Iribarren was employed by the Atlantic Richfield Corporation, an oil and gas company, in various finance and planning positions, ultimately serving as Manager, Corporate Finance.
      James R. Boyle was recently appointed to the position of Vice President — Finance, Controller and Assistant Treasurer on March 10, 2005. Mr. Boyle also serves as our Principal Accounting Officer. Prior to that, he had been our Vice President — Finance and Assistant Treasurer since January 2002. Mr. Boyle was a senior manager at PricewaterhouseCoopers from July 2001 to January 2002. From 1998 to July 2001, Mr. Boyle was a manager at PricewaterhouseCoopers.

EXECUTIVE COMPENSATION
      The summary compensation table below sets forth the compensation earned during fiscal 2004, fiscal 2003 and fiscal 2002 by our Chief Executive Officer and our four next most highly compensated executive officers.
SUMMARY COMPENSATION TABLE

							Long Term
							Compensation Awards
	Annual Compensation
							Restricted		Securities
						Other Annual	Stock		Underlying
	Fiscal					Compensation	Award		Options	All Other
Name and Principal Position	Year	Salary ($)		Bonus ($)		($)(1)	($)		(#)	Compensation ($)

David F. Zucker	2004	600,000		—		9,096	—		874,287	—
President and Chief Executive	2003	390,000		300,000	(3)	3,646	446,250	(4)	1,825,968	—
Officer(2)
Thomas E. Powell	2004	304,024		—		6,397	—		—	—
Executive Vice President — Finance,	2003	238,541	(5)	—		6,599	—		50,000	—
Treasurer and Chief Financial Officer	2002	300,000		—		4,971	—		142,903	—
Mark S. Beaumont	2004	273,426		—		6,339	—		—	—
Senior Vice President —	2003	256,538		—		63	—		60,000	—
Entertainment(6)	2002	245,000		—		—	—		25,000	—
Steven M. Allison	2004	275,000		—		—	—		—	95,525	(8)
Senior Vice President — Marketing	2003	5,300		15,000	(9)	—	—		85,000	—
and Chief Marketing Officer(7)
Matthew V. Booty	2004	299,615		—		4,763	—		—	—
Senior Vice President —	2003	236,031	(11)	—		10,259	—		50,000	—
Product Development(10)	2002	238,000		—		14,849	—		86,632	—

(1)	Represents payments made under our Exec-U-Care supplemental health care insurance program.

(2)	Mr. Zucker joined Midway on May 6, 2003.

(3)	Represents a $150,000 signing bonus under Mr. Zucker’s employment agreement, and an additional bonus of $150,000 received in December 2003.

(4)	Represents the fair value of the restricted stock award granted to Mr. Zucker on May 6, 2003 pursuant to his restricted stock agreement, calculated by multiplying the 125,000 restricted shares of common stock by $3.57, the closing price of our common stock on the NYSE on that date. See “Employment Agreements” below.

(5)	Mr. Powell reduced his fiscal 2003 salary by $61,935 in connection with his participation in the salary and director fee reduction/stock option program under the 2002 Non-Qualified Stock Option Plan.

(6)	Mr. Beaumont served as our Senior Vice President — Publishing, from January 30, 2002 to October 17, 2003, and since that date, he has served as our Senior Vice President — Entertainment.

(7)	Mr. Allison has served as our Senior Vice President — Marketing and Chief Marketing Officer, since December 22, 2003.

(8)	Represents payments of the expenses for Mr. Allison’s relocation.

(9)	Represents a signing bonus to Mr. Allison under our agreement with him dated December 3, 2003.

(10)	Mr. Booty has served as our Senior Vice President — Product Development, since June 18, 2004.

(11)	Mr. Booty reduced his fiscal 2003 salary by $24,155 in connection with his participation in the salary and director fee reduction/stock option program under the 2002 Non-Qualified Stock Option Plan.

Stock Options
      During fiscal 2004, the following options to purchase common stock were granted under our stock option plans to the persons named in the Summary Compensation Table:
OPTION GRANTS IN LAST FISCAL YEAR

	Individual Grants				Value at Assumed Annual
					Rates of Stock Price
	Shares	% of Total			Appreciation for Option
	Underlying	Options Granted	Exercise		Term(1)
	Options	to Employees in	Price	Expiration
Name	Granted	Fiscal Year	($/Share)	Date	5% ($)	10% ($)

David Zucker(2)	2,692	0.2%	6.27	5/5/2013	26,185	39,799
	1,669	0.1%	6.53	5/5/2013	16,907	25,698
	109	*	6.59	5/5/2013	1,114	1,694
	472	*	6.70	5/5/2013	4,906	7,457
	685	0.1%	7.25	5/5/2013	7,704	11,710
	399	*	7.38	5/5/2013	4,568	6,943
	173	*	7.75	5/5/2013	2,080	3,161
	54	*	8.10	5/5/2013	679	1,031
	247,095	20.8%	8.12	5/5/2013	3,112,603	4,731,013
	120,104	10.1%	8.30	5/5/2013	1,546,462	2,350,551
	310	*	8.61	5/5/2013	4,141	6,294
	645	0.1%	8.90	5/5/2013	8,905	13,536
	2,145	0.2%	9.10	5/5/2013	30,281	46,026
	78	*	9.11	5/5/2013	1,102	1,676
	7,956	0.7%	9.21	5/5/2013	113,673	172,778
	395	*	9.29	5/5/2013	5,693	8,653
	32	*	9.36	5/5/2013	465	706
	330	*	9.38	5/5/2013	4,802	7,299
	1,971	0.2%	9.49	5/5/2013	29,017	44,105
	55	*	9.57	5/5/2013	817	1,241
	124	*	9.59	5/5/2013	1,845	2,804
	21	*	9.90	5/5/2013	323	490
	336	*	9.91	5/5/2013	5,166	7,851
	30,164	2.5%	10.00	5/5/2013	467,943	711,251
	436	*	10.03	5/5/2013	6,784	10,311
	30,183	2.5%	10.06	5/5/2013	471,047	715,970
	915	0.1%	10.13	5/5/2013	14,739	21,856
	688	0.1%	10.14	5/5/2013	10,823	16,450
	2,104	0.2%	10.15	5/5/2013	33,941	52,823
	370	*	10.19	5/5/2013	5,849	8,890
	10,451	0.9%	10.21	5/5/2013	165,534	251,604
	15,689	1.3%	10.22	5/5/2013	248,742	378,077
	12,349	1.0%	10.36	5/5/2013	198,470	301,666
	69	*	10.39	5/5/2013	1,168	1,859
	19	*	10.45	5/5/2013	323	515
	227	*	10.50	5/5/2013	3,698	5,620
	688	0.1%	10.52	5/5/2013	11,790	18,773
	1,330	0.1%	10.54	5/5/2013	22,834	36,360

	Individual Grants				Value at Assumed Annual
					Rates of Stock Price
	Shares	% of Total			Appreciation for Option
	Underlying	Options Granted	Exercise		Term(1)
	Options	to Employees in	Price	Expiration
Name	Granted	Fiscal Year	($/Share)	Date	5% ($)	10% ($)

	2,455	0.2%	10.61	5/5/2013	40,408	61,419
	190	*	10.63	5/5/2013	3,290	5,239
	83	*	10.64	5/5/2013	1,387	2,135
	60	*	10.72	5/5/2013	1,048	1,668
	31,514	2.7%	10.74	5/5/2013	525,063	798,072
	48	*	10.78	5/5/2013	843	1,342
	50	*	10.82	5/5/2013	839	1,276
	2,433	0.2%	10.84	5/5/2013	40,914	62,188
	2,770	0.2%	10.85	5/5/2013	46,624	70,867
	16,403	1.4%	10.90	5/5/2013	277,366	421,584
	21	*	10.91	5/5/2013	355	540
	688	0.1%	10.96	5/5/2013	11,698	17,780
	3,153	0.3%	11.16	5/5/2013	54,587	82,970
	55	*	11.28	5/5/2013	962	1,463
	39	*	11.29	5/5/2013	683	1,038
	4,483	0.4%	11.32	5/5/2013	78,726	119,660
	94,468	7.9%	11.43	5/5/2013	1,675,076	2,546,039
	29,242	2.5%	11.46	5/5/2013	519,871	790,180
	26	*	11.49	5/5/2013	463	704
	1,345	0.1%	11.52	5/5/2013	24,037	36,535
	138	*	11.54	5/5/2013	2,471	3,755
	62,021	5.2%	11.55	5/5/2013	1,111,282	1,689,098
	598	0.1%	11.60	5/5/2013	10,761	16,357
	51,883	4.4%	11.61	5/5/2013	934,461	1,420,337
	165	*	11.63	5/5/2013	2,977	4,525
	761	0.1%	11.66	5/5/2013	13,765	20,923
	511	*	11.75	5/5/2013	9,315	14,158
	255	*	11.79	5/5/2013	4,664	7,089
	316	*	11.80	5/5/2013	5,785	8,792
	103	*	11.83	5/5/2013	1,890	2,873
	87	*	11.86	5/5/2013	1,601	2,433
	14	*	11.87	5/5/2013	258	392
	1,428	0.1%	11.89	5/5/2013	26,340	40,035
	11,676	1.0%	11.90	5/5/2013	215,548	327,624
	212	*	11.98	5/5/2013	3,940	5,989
	34	*	11.99	5/5/2013	632	961
	111	*	12.03	5/5/2013	2,072	3,149
	910	0.1%	12.06	5/5/2013	17,025	25,878
	3,128	0.3%	12.20	5/5/2013	59,201	89,983
	110	*	12.25	5/5/2013	2,090	3,177
	552	*	12.33	5/5/2013	10,559	16,049
	948	0.1%	12.40	5/5/2013	18,236	27,718
	446	*	12.41	5/5/2013	8,586	13,051

	Individual Grants				Value at Assumed Annual
					Rates of Stock Price
	Shares	% of Total			Appreciation for Option
	Underlying	Options Granted	Exercise		Term(1)
	Options	to Employees in	Price	Expiration
Name	Granted	Fiscal Year	($/Share)	Date	5% ($)	10% ($)

	374	*	12.45	5/5/2013	7,223	10,979
	103	*	12.53	5/5/2013	2,002	3,043
	1,263	0.1%	12.55	5/5/2013	24,590	37,375
	2,541	0.2%	12.58	5/5/2013	49,589	75,374
	663	0.1%	12.59	5/5/2013	12,949	19,682
	5,934	0.5%	12.61	5/5/2013	116,082	176,440
	5,678	0.5%	12.63	5/5/2013	111,251	169,096
	31,185	2.6%	12.65	5/5/2013	611,984	930,187
	5,948	0.5%	12.70	5/5/2013	117,187	178,118
	1,133	0.1%	12.85	5/5/2013	22,586	34,329
Thomas E. Powell	0	0%	n/a	n/a	—	—
Mark S. Beaumont	0	0%	n/a	n/a	—	—
Steven M. Allison	0	0%	n/a	n/a	—	—
Matthew V. Booty	0	0%	n/a	n/a	—	—

(1)	The assumed appreciation rates are examples set by rules promulgated under the Securities Exchange Act of 1934 and are not related to or derived from the historical or projected prices of our common stock.

(2)	All of Mr. Zucker’s options in 2004 were granted under the terms of an option agreement between Mr. Zucker and us dated as of May 6, 2003, which provides that, on each occasion prior to May 6, 2005 that we issue additional shares of our common stock, we must grant to Mr. Zucker an additional option to purchase shares of our common stock in an amount equal to (a) 3.23% of the shares so issued, for issuances prior to May 6, 2004, and (b) the percentage of the shares so issued determined by dividing (x) the number of shares then issuable under unexercised options held by Mr. Zucker immediately prior to the issuance by (y) the number of shares of common stock outstanding immediately prior to the issuance, for issuances on or after May 6, 2004. The options vest in quarterly installments through May 1, 2007.
      The following table sets forth information about the exercise of stock options and the number and year-end values of stock options owned by the executive officers named in the Summary Compensation Table.
AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
AND FISCAL YEAR-END OPTION VALUES

			Number of Securities		Value of Unexercised
			Underlying Unexercised		In-the-Money Options at
	Shares		Options at 12/31/04 (#)		12/31/04 ($)(1)
	Acquired on	Value
Name	Exercise (#)	Realized ($)	Exercisable	Unexercisable	Exercisable	Unexercisable

David F. Zucker	350,000	2,007,717	678,183	1,672,072	637,241	10,239,004
Thomas E. Powell	180,403	1,106,488	30,000	82,500	0	399,375
Mark S. Beaumont	25,000	103,505	45,000	65,000	122,250	366,750
Steven M. Allison	—	—	21,250	63,750	144,075	432,225
Matthew V. Booty	39,607	231,793	33,625	72,500	115,525	326,975

(1)	Based on the closing price of our common stock on the NYSE on December 31, 2004, which was $10.50 per share.

Equity Compensation Plan Information
      The following table sets forth, for our compensation plans under which shares of our common stock are authorized for issuance, the number of shares of our common stock subject to our equity compensation plans, including shares issued subject to restrictions, as of December 31, 2004:
EQUITY COMPENSATION PLAN INFORMATION

			(c)
			Number of Securities
	(a)	(b)	Remaining Available for
	Number of Securities to	Weighted-Average	Future Issuance Under Equity
	be Issued Upon Exercise	Exercise Price of	Compensation Plans
	of Outstanding Options,	Outstanding Options,	(Excluding Securities
Plan Category	Warrants and Rights	Warrants and Rights	Reflected in Column (a))

Equity compensation plans approved by stockholders	3,312,380	$13.72	785,346
Equity compensation plans not approved by stockholders	4,270,813	$6.85	1,516,243
Total	7,583,193	$9.85	2,301,589
      The average exercise price of outstanding options, as of the Record Date, was approximately $9.89 per share. See “Security Ownership of Certain Beneficial Owners and Management” above for information about options held by officers and directors of Midway.

Summary of Stock Option Plans
      We have adopted a 2002 Non-Qualified Stock Option Plan, a 2002 Stock Option Plan, a 2000 Non-Qualified Stock Option Plan, a 1999 Stock Option Plan, a 1998 Stock Incentive Plan, a 1998 Non-Qualified Stock Option Plan and a 1996 Stock Option Plan. The plans are intended to encourage stock ownership by these participants and thereby enhance their identification with our stockholders’ interests. Subject to the provisions of the plans, the Compensation Committee determines which of the eligible directors, officers, employees, consultants and advisors receive stock options, the terms including applicable vesting periods of the options, and the number of shares for which options are granted. The exercise price per share for each option is determined by the Compensation Committee and generally is not less than 100% of the fair market value of our common stock on the date the option is granted. The Plans each have a term of ten years, unless terminated earlier.
      We adopted a salary and director fee reduction/stock option program under the 2002 Non-Qualified Stock Option Plan. Employees and Directors who elected to participate in the program reduced their base salary or director’s fee. For each dollar of salary or fee reduction, participants were granted options to purchase one and one-half shares of our common stock at an exercise price of $5.29. The options are exercisable until September 2, 2012.
      We also assumed the options outstanding under the stock option plan of Inevitable Entertainment Inc. on October 5, 2004 in connection with our acquisition of Inevitable.
      For a discussion of Mr. Zucker’s stock options and restricted stock agreement, see “Employment Agreements” below.
      If our 2005 Long-Term Incentive Plan is ratified at the annual meeting, no further grants will be made under any of our current plans, and future grants will be made under the 2005 Long-Term Incentive Plan instead. Outstanding options will not be affected. See “Proposal 2” below for information about the 2005 Long-Term Incentive Plan.
Senior Employee Bonus Incentive Plan
      Our executive officers and other senior employees are eligible for participation in the Amended and Restated Midway Incentive Plan, which was amended by the Board on March 10, 2005. The plan offers participants the opportunity to receive bonuses based on a combination of the following factors: (1) a percentage of each participant’s base salary determined by management; (2) the achievement of targets set by management for Midway’s financial performance; and (3) management’s evaluation of the degree to which a participant meets individual performance goals. No bonuses were awarded under the plan in 2004. Even if Midway does not meet performance targets for 2005, participants may receive part of their bonus based on achieving their individual performance goals.
REPORT OF THE COMPENSATION COMMITTEE
ON EXECUTIVE COMPENSATION FOR FISCAL 2004
      The Compensation Committee, either as a Committee or together with other independent directors as directed by the Board of Directors, is responsible for determining the compensation of our Chief Executive Officer and for making recommendations to the Board of Directors regarding the compensation of our other executive officers. Prior to June 10, 2004, to the extent that stock options formed a portion of a compensation package, the Compensation Committee worked together with the Stock Option Committee, which was responsible for making stock option grants and awards. The functions of the two committees have been combined, and the Stock Option Committee was terminated on June 10, 2004.
      It is the policy of the Compensation Committee to provide attractive compensation packages to executive officers so as to motivate them to devote their full energies to our business, to reward them for their services and to align the interests of senior management with the interests of stockholders. Our executive compensation packages are comprised primarily of base salaries, annual contractual and discretionary cash bonuses, stock options and awards, and retirement and other benefits. It is the philosophy of the Compensation Committee that Midway be staffed with a small number of well-compensated executive officers. In establishing compensation levels, we consider compensation paid by our principal competitors.
      In general, the level of base salary is intended to provide appropriate basic pay to executive officers taking into account their historical contributions to our business, each person’s unique education, skills and value, the recommendation of the Chief Executive Officer and the competitive marketplace for executive talent.
      The amount of any discretionary bonus is subjective but is generally based on our actual financial performance in the preceding fiscal year, the special contribution of the executive to this performance and the overall level of the executive’s compensation including other elements of the compensation package. Contractual bonuses are likewise designed to give effect to one or more of these factors. For fiscal years beginning in 2003 and thereafter, we adopted the Midway Incentive Plan. In view of the fact that we were not profitable in 2004, no bonuses were awarded to our executive officers under the Plan and no discretionary bonuses were awarded. The Compensation Committee is currently exploring designating a portion of the potential bonus payable under the Plan for 2005 to be based on an individual’s performance against his or her goals irrespective of our profitability.
      Generally, the Compensation Committee determines the size of stock option grants to our executive officers on an individual, discretionary basis in consideration of financial corporate results and each recipient’s performance, contributions and responsibilities without assigning specific weight to any of these factors. We also have used stock options, which increase in value only if our common stock increases in value, and which terminate a short time after an executive leaves our employ, as a means of long-term incentive compensation. During 2004, no options were granted to executive officers other than to David Zucker, our Chief Executive Officer, as required under his employment agreement. The Compensation Committee used the services of an outside consultant to develop the 2005 Long-Term Incentive Plan, pursuant to which a broad range of equity based and non-equity based awards could be granted to and earned by executives based upon performance over a period of time to reward annual, intermediate and long term performance and encourage retention. The 2005 Long-Term Incentive Plan was approved by the Board of directors on March 10, 2005 and is being submitted to stockholders for ratification at our annual meeting.

      Mr. Zucker’s compensation arrangements are provided for under his employment agreement dated May 6, 2003, including stock option grants and restricted stock awards. His employment agreement was negotiated at arm’s length by the Compensation Committee, with the assistance of an outside consultant. Among other matters, in negotiating this agreement we considered compensation levels of chief executives at our principal competitors. The agreement had an initial term of two years expiring May 6, 2005, and automatically renews thereafter for successive one year periods until terminated.
      The Omnibus Budget Reconciliation Act of 1993 (the “Budget Act”) generally provides that publicly-held corporations will only be able to deduct, for income tax purposes, compensation paid to the chief executive officer or any of the four most highly paid senior executive officers in excess of one million dollars per year if it is paid pursuant to qualifying performance-based compensation plans approved by stockholders. Compensation as defined by the Budget Act includes, among other things, base salary, incentive compensation and gains on stock option transactions. Total compensation of some of our officers may be paid under plans or agreements that have not been approved by stockholders and may exceed one million dollars in a particular fiscal year. We will not be able to deduct these excess payments for income tax purposes. The Compensation Committee intends to consider, on a case by case basis, how the Budget Act will affect our compensation plans and contractual and discretionary cash compensation, taking into account, among other matters, our substantial net operating loss carryforwards.
      Respectfully submitted by the Compensation Committee of the Board of Directors.

William C. Bartholomay, Chairman
Kenneth D. Cron
Shari E. Redstone

CORPORATE PERFORMANCE GRAPH
      The following graph compares, for the period beginning June 30, 1999 and ending December 31, 2004, the percentage change during each period ending on the dates shown below in cumulative total stockholder return on our common stock with that of (1) the Standard and Poor’s 500 Stock Index (“S&P 500”) and (2) the Standard and Poor’s Leisure Time Index (“S&P Leisure”). The graph assumes an investment of $100 on July 1, 1999 in our common stock and $100 invested at that time in each of the indices and the reinvestment of dividends where applicable. Note that our fiscal year changed in 2001 from a fiscal year ending on June 30 to a fiscal year ending on December 31. Therefore, the data shown at December 31, 2001 reflects the six-month period ended on December 31, 2001.

	06/30/99	06/30/00	06/30/01	12/31/01	12/31/02	12/31/03	12/31/04

Midway	$100.00	$63.32	$143.00	$116.02	$32.23	$29.99	$81.16

S&P 500	$100.00	$107.25	$91.34	$86.26	$67.20	$86.48	$95.89

S&P Leisure	$100.00	$53.83	$71.42	$68.16	$67.86	$84.93	$94.60

EMPLOYMENT AGREEMENTS
      We employ David F. Zucker as our President and Chief Executive Officer under the terms of an Employment Agreement dated May 6, 2003. Mr. Zucker’s base salary is $600,000 per year. The agreement provides for bonus compensation of up to 100% of his base salary each year, based upon financial and other performance criteria mutually agreed to annually between Mr. Zucker and the Board of Directors. The agreement had an initial term of two years ending May 6, 2005 and automatically renews thereafter for successive one-year periods until terminated.
      The employment agreement also provides that Mr. Zucker may participate in and receive the benefits of any disability, hospitalization, insurance, medical service or other health-related employee benefit plan, or any pension or retirement plan, that is generally available to executive employees, including the Exec-U-Care insurance program.
      The employment agreement will terminate automatically upon Mr. Zucker’s death. We may terminate the employment agreement if Mr. Zucker is disabled for 120 consecutive business days, or for six months in any 12-month period, and is not able to resume his duties within 30 days of our giving him notice of our intention to terminate his employment.

      The employment agreement may be terminated by Mr. Zucker upon the occurrence, without his consent or acquiesce, of any of the following events:

•	a breach by us of any material provision of the agreement, including representations and warranties, after notice in writing and a cure period of ten days;

•	any material diminution or reduction in Mr. Zucker’s duties, whether in scope or nature, or Mr. Zucker is required to report to anyone other than the Board of Directors or any committee of the Board of the Directors;

•	the Board of Directors elects an executive officer senior in rank to Mr. Zucker; or

•	our principal place of business is moved more than 50 miles, and as a result, Mr. Zucker’s commute to work is increased by more than 50 miles each way.
      In any of these events or if we are deemed to have wrongfully terminated Mr. Zucker’s employment, we are obligated to pay Mr. Zucker:

•	his base salary through his termination date, within 30 days after the date of termination;

•	within 30 days after we publicly announce our audited results for the fiscal year in which the termination occurs, his prorated bonus through the date of termination; and

•	an amount equal to two times his base salary in effect on the date of termination, payable 25% on the date of termination, and an additional 25% on each of 121 days, 242 days and 365 days thereafter.
      Instead of the payments described above, if there were a change of control by reason of the individuals who presently constitute the Board of Directors, or successors approved by these Board members, cease for any reason to constitute at least a majority of the Board and Mr. Zucker elects to terminate his employment because he is not offered the opportunity to continue as Chief Executive Officer on the terms of his employment agreement or the change of control were to occur within three months after we wrongfully terminate Mr. Zucker or he terminates his employment because of one of the occurrence of one of the events described above, then we would be obligated to pay to Mr. Zucker a lump sum payment equal to 2.99 times (x) one year’s base salary at the rate of $600,000 per year and (y) the bonus payable to Mr. Zucker for the fiscal year immediately prior to the change of control. In addition, all unexpired and unvested options to purchase securities or restricted securities would immediately vest on the date of the change in control.
      Mr. Zucker has agreed not to compete with us during his employment and for a period of one year after termination of his employment for any reason.
      If any portion of the amount paid to Mr. Zucker is subject to the excise tax imposed by Section 4999 of the Internal Revenue Code, then we must pay additional compensation to Mr. Zucker to the extent necessary to eliminate the economic effect on him of the resulting excise tax.
      Under the employment agreement, on May 6, 2003 Mr. Zucker was granted 10-year non-qualified options to purchase 1,500,000 shares of our common stock at an exercise price of $3.57 per share and was issued 125,000 restricted shares of our common stock.
      The option covering 1,000,000 shares out of the 1,500,000 is subject to the terms of a stock option agreement dated May 6, 2003 and provides that the option may be exercised for up to 62,500 shares on or after November 1, 2004 and the remaining 937,500 shares become exercisable in ten equal quarterly installments on the first day of each February, May, August and November thereafter. The option agreement also provides that whenever we issue additional shares of our common stock prior to May 6, 2005, we grant him an additional option to purchase shares of our common stock in an amount (a) equal to 3.23% of the shares so issued prior to May 6, 2004, and (b) after May 6, 2004 and until May 6, 2005, equal to the percentage of the shares so issued (but not to exceed 3.23%) determined by dividing (x) the number of shares then issuable under unexercised options held by Mr. Zucker immediately prior to the issuance by (y) the number of outstanding shares of common stock immediately prior to the issuance. In each case, the exercise price of each additional option will be the closing price of our common stock on the date of issuance of the option. In no event, however can the shares subject to additional options exceed 2,250,000. The additional options are subject to the same quarterly vesting schedule. Through April 18, 2005, we issued additional options to Mr. Zucker to purchase up to 1,177,562 shares at exercise prices ranging from $2.92 per share to $12.85 per share under this provision.
      The option with respect to the other 500,000 shares is subject to our 2002 Stock Option Plan and is fully exercisable. The 125,000 restricted shares were issued under an agreement dated May 6, 2003, as amended. Under the agreement, 52,082 of the shares are now vested, and the restrictions on the remaining 72,918 shares will lapse on May 1, 2006. If Mr. Zucker’s employment is terminated by Midway for “cause” or by Mr. Zucker without “good reason”, as defined in the agreement, then Mr. Zucker will forfeit the shares for which the restrictions have not lapsed. If Mr. Zucker’s employment is terminated for any other reason, the restrictions will lapse in approximately equal quarterly installments until May 1, 2006.
      We employed Kenneth J. Fedesna as Executive Vice President — Product Development under the terms of an agreement dated as of June 1, 1999. This agreement provided for salaried compensation at the rate of $325,000 per year. The agreement was subject to automatic extensions so that the term of Mr. Fedesna’s employment would at no time be less than three years. Mr. Fedesna’s employment with us terminated effective June 11, 2004. The severance agreement between Mr. Fedesna and us required us to pay Mr. Fedesna $975,000, continue to pay for his health benefits through June 30, 2007, continue to pay for $400,000 of additional life insurance for him through June 2007 and that his 37,500 unvested stock options with an exercise price of $2.35 immediately vested and shall remain exercisable through June 2007.
      We employ Thomas E. Powell as Executive Vice President — Finance, Treasurer and Chief Financial Officer under the terms of an agreement dated March 21, 2001 as amended. His current base annual salary is $321,360. The agreement also provides for, among other things, full participation in all benefit plans and perquisites generally available to executive employees. In addition, pursuant to the terms of our agreement with Mr. Powell dated February 10, 2003, if a change of control occurs within 5 years from the date of the agreement, and within 2 years thereafter Mr. Powell’s employment is terminated (a) by Midway without cause, (b) by Mr. Powell due to the relocation of his office location more than 50 miles from its present location, or (c) by Mr. Powell due to his placement in a position of lesser stature or the assignment of duties at variance with his current duties, then Mr. Powell will receive twenty-four months of severance payments at his then current salary rate.
      We employ Mark S. Beaumont as our Senior Vice President — Entertainment. His current base annual salary is $284,000. Pursuant to the terms of our agreement with Mr. Beaumont dated February 10, 2003, if a change of control occurs within 5 years from the date of the agreement, and within 2 years thereafter, Mr. Beaumont’s employment is terminated (a) by Midway without cause, (b) by Mr. Beaumont due to the relocation of his office location more than 50 miles from its present location, or (c) by Mr. Beaumont due to his placement in a position of lesser stature or the assignment of duties at variance with his current duties, then Mr. Beaumont will receive twenty-four months of severance payments at his then current salary rate.
      We employ Steven M. Allison as Senior Vice President — Marketing and Chief Marketing Officer under the terms of an agreement dated December 3, 2003. His current base annual salary is $290,000. The agreement also provides for, among other things, full participation in all benefit plans and perquisites generally available to executive employees. Under the agreement, if we terminate Mr. Allison’s employment without cause prior to December 22, 2005, and he relocates his residence to Southern California within six months after the termination, then we must reimburse him for up to $100,000 of his actual reasonable expenses of relocation. Also, if we terminate Mr. Allison’s employment without cause, we must pay him severance equal to six months’ salary.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
Relationship with Former Parent Company
      In 1996, Midway sold common stock in an initial public offering. After the offering, Midway’s parent company, WMS Industries Inc., continued to own 86.8% of Midway’s common stock until 1998, when WMS distributed all of its remaining Midway stock to its stockholders (the “Spinoff”). WMS has not owned any Midway common stock since the Spinoff. Three of our directors, Messrs. Bach, Bartholomay and Sheinfeld, are also directors of WMS, but after the annual meeting, only Mr. Bartholomay and Mr. Sheinfeld will serve on both boards.
      Until the Spinoff, Midway was a member of the consolidated group of corporations of which WMS was the common parent for federal income tax purposes. Therefore, Midway was jointly and severally liable for any federal tax liability of the WMS group for the period during which it was part of the WMS group. WMS and Midway entered into several agreements regarding the allocation of these tax liabilities between Midway and WMS. These agreements consisted of (w) a Tax Sharing Agreement dated July 1, 1996; (x) a Tax Separation Agreement dated April 6, 1998; (y) a Letter Agreement dated September 24, 2001; and (z) a Settlement Agreement dated August 11, 2003.
      On November 19, 2004, the parties terminated these agreements in settlement of a disagreement between them concerning the interpretation of the “change of control” provisions in the agreements relating to Mr. Redstone’s accumulation of a majority interest in Midway common stock. Under the terms of the settlement, all four tax agreements were terminated, and Midway paid to WMS the amount of $1,500,000. Additional details of the terms of the four agreements were as follows:
      The Tax Sharing Agreement provided a method for: (a) determining the amount that Midway must pay to WMS in respect of federal income taxes; (b) compensating any member of the WMS group for use of its net operating losses, tax credits and other tax benefits in arriving at the WMS group tax liability as determined under the federal consolidated return regulations; and (c) providing for the receipt of any refund arising from a carryback of net operating losses or tax credits from subsequent taxable years and for payments upon subsequent adjustments.
      The Tax Separation Agreement set forth the parties’ respective liabilities for federal, state and local taxes, among other things, including: (a) the filing of tax returns with federal, state and local authorities; (b) the carryover of any tax benefits of Midway; (c) the treatment of the deduction attributable to the exercise of WMS stock options held by employees or former employees of Midway and any other similar compensation related tax deductions; (d) the treatment of net operating loss carrybacks; (e) the treatment of audit adjustments; and (f) procedures with respect to any claim made by any taxing authority with respect to a tax liability of Midway or any of its subsidiaries.
      Under the 2001 letter agreement, WMS paid $2.8 million to Midway relating to the exercise of WMS stock options by Midway employees after the Spinoff, because Midway’s original benefit was extinguished by Midway’s post-Spinoff net operating loss carryback to its post-Spinoff profitable years. Under the 2003 settlement agreement, WMS paid a $4.0 million advance to Midway because net operating loss carry-backs of WMS from post-Spinoff years to pre-Spinoff years prevented Midway from realizing tax benefits of carrying back its post-Spinoff net operating losses to pre-Spinoff years. The $2.8 million, and $3.7 million of the $4.0 million, were repayable by Midway under the agreements upon a “change of control” of Midway, among other circumstances.
Other Related Party Transactions
      Mr. Bartholomay, a member of our Board of Directors, is Group Vice Chairman of Willis Group Holdings, Ltd. and Vice Chairman of Willis North America, Inc., insurance brokers which we retain to provide insurance brokerage services.
      Our controlling stockholder, Sumner M. Redstone, is the controlling stockholder, Chairman and Chief Executive Officer of Viacom and a director of Blockbuster, formerly a majority-owned subsidiary of

Viacom. National Amusements is the parent company of Viacom. Shari E. Redstone, one of our directors, is Mr. Redstone’s daughter, President of National Amusements and a director of National Amusements and Viacom. Mr. Califano, one of our directors, is also a director of Viacom. During fiscal 2004, Blockbuster purchased approximately $9.2 million of videogames from us, we paid approximately $6.6 million for advertisements on various cable networks owned by Viacom and we paid $0.1 million for in-theater advertising to National Amusements. We believe that all of these transactions were on terms no less favorable to Midway than we would have obtained from parties who have no ownership interest in us.
      Mr. Sheinfeld, a member of our Board of Directors, is a member of the law firm of Hogan & Hartson L.L.P., which we retained in fiscal 2004 to provide tax services.
      Mr. Brown, a nominee for election to our Board of Directors at the annual meeting, is the Chairman of the Board, Chief Executive Officer and President of AMC Entertainment Inc., which operates movie theater chains. He is also the Co-Chairman of the Board and Co-Chief Executive Officer of Movietickets.com, Inc., together with Ms. Redstone. National Amusements and AMC Entertainment entered into a joint venture agreement in February 2000 with another company to form MovieTickets.com. Viacom also own interests in MovieTickets.com. National Amusements and MovieTickets.com each transact business with Viacom.
PROPOSAL 2: RATIFICATION OF 2005 LONG-TERM INCENTIVE PLAN
      At the annual meeting, stockholders will be asked to ratify the Midway Games Inc. 2005 Long-Term Incentive Plan (the “2005 Plan”), which was approved by our Board of Directors on March 10, 2005. The effective date of the 2005 Plan will be the date it is approved by our stockholders. If approved by our stockholders, the 2005 Plan will replace all of our stock option plans (the “Preexisting Plans”), and no further shares or options will be granted under the Preexisting Plans. Awards previously issued under any Preexisting Plan, however, will remain in effect and be subject to the terms of the applicable Preexisting Plan. For more information about our Preexisting Plans, see “Executive Compensation — Stock Option Plans” above.
      The 2005 Plan would not make any new shares of common stock available for equity awards. However, all of the shares currently available for awards under any of the Preexisting Plans will be available for awards under the 2005 Plan. As of the Record Date, there were approximately 2.2 million shares currently available for awards under the Preexisting Plans, representing 2.4% of our shares outstanding. As of the Record Date, there were approximately 5.4 million shares subject to outstanding options under the Preexisting Plans, representing 5.9% of our shares outstanding. Shares subject to outstanding awards under any of the Preexisting Plans may become available under the 2005 Plan if the shares are not delivered to the participant, in accordance with share counting rules explained below under the caption “Share Counting.”
      Assuming no change in the number of shares and equity awards outstanding, upon approval of the 2005 Plan, the total number of shares of our common stock that will be subject to outstanding awards and available for future awards under the 2005 Plan and the Preexisting Plans will be approximately 7.6 million shares, or 8.0% of the outstanding shares of our common stock. In addition, as of the Record Date, options to purchase shares of our common stock granted to David Zucker outside of the Preexisting Plans, in connection with his Employment Agreement, together with options under a plan assumed from an acquired business, total approximately 2.2 million. If those options expire unexercised, they will not be available for awards under the 2005 Plan. If the 2005 Plan is approved, the total number of shares available for awards under the 2005 Plan, together with those subject to outstanding awards under the Preexisting Plans and those described in the preceding sentence total approximately 9.8 million shares, or 10.1% of the outstanding shares of our common stock.
      The Board and Compensation Committee (the “Committee”) believe that attracting and retaining executives, other key employees, non-employee directors and key consultants of high quality has been and will continue to be essential to our growth and success. The 2005 Plan will assist us in implementing a compensation program with a broad range of incentives for motivating our employees, officers, directors and consultants and encouraging them to use their best efforts on our behalf. Stock options, restricted stock, cash incentives and stock-related awards are an important element of compensation for employees and directors, because such awards enable them to benefit from our success and thereby promote a closer identity of their interests with those of our stockholders. Performance-based awards provide rewards for achieving specific performance objectives. The ability to grant such awards as compensation under the 2005 Plan will help us to remain competitive and provide an increased incentive for each person granted an award to expend his or her maximum efforts for achieving the success of our business. The Board and Committee therefore view the 2005 Plan as being in our best interests.
Reasons for Stockholder Ratification
      The Board seeks stockholder ratification of the 2005 Plan in order to satisfy the NYSE requirement that equity compensation plans be submitted to stockholders for their approval. Stockholder ratification is also necessary in order to preserve our ability to claim tax deductions for compensation paid, to the greatest extent allowable under the tax laws. In addition, stockholder approval will permit designated stock options to qualify as incentive stock options under the Internal Revenue Code. Such qualification can give the holder of the options more favorable tax treatment, as explained below.
Description of the 2005 Long-Term Incentive Plan
      The following is a brief description of the features of the 2005 Plan. This description is qualified in its entirety by reference to the full text of the 2005 Plan, a copy of which is attached to this proxy statement as Appendix C.
Overview of 2005 Plan Awards
      The 2005 Plan authorizes a broad range of awards, including:

•	stock options;

•	stock appreciation rights (“SARs”);

•	restricted stock (a grant of actual shares subject to a risk of forfeiture and restrictions on transfer);

•	deferred stock (a contractual commitment to deliver shares at a future date; if such a grant is forfeitable, it may be referred to as “restricted stock units”);

•	other awards based on our common stock;

•	dividend equivalents;

•	performance shares or other stock-based performance awards, which are in effect deferred stock or restricted stock awards that may be earned by achieving specific performance objectives;

•	cash-based performance awards tied to achievement of specific performance objectives; and

•	shares issuable in lieu of rights to cash compensation.
Restriction on Repricing
      Consistent with the requirements of the NYSE, the 2005 Plan includes a restriction providing that, without stockholder approval, we will not amend or replace options previously granted under the 2005 Plan in a transaction that constitutes a “repricing.” NYSE rules define a “repricing” as amending the terms of an option after it is granted to lower its exercise price, any other action that is treated as a repricing under generally accepted accounting principles, and canceling an option at a time when its strike price is equal to or greater than the fair market value of the underlying stock, in exchange for another option (including on a delayed basis), restricted stock, or other equity, unless the cancellation and exchange occurs in connection with a merger, acquisition, spin-off or other similar corporate transaction. Adjustments to the exercise price or number of shares subject to an option to reflect the effects of a stock split or other extraordinary corporate transaction will not constitute a “repricing.”

Description of the 2005 Plan
      Eligibility. Employees, non-employee directors, advisors and consultants of ours or our subsidiaries or affiliates will be eligible for awards under the 2005 Plan. Any person who is offered employment will also be eligible but cannot receive any benefit under his or her award until after beginning employment with us or a subsidiary or affiliate. Presently, approximately 700 employees and 7 non-employee directors would be eligible for awards under the 2005 Plan, if it were in effect.
      Shares Reserved Under the 2005 Plan. If the 2005 Plan is approved by our stockholders, shares reserved for new grants under the Preexisting Plans (approximately 2.1 million as of April 18, 2005), plus shares “recaptured” from outstanding awards under the Preexisting Plans that expire unexercised or are terminated, will be available for awards under the 2005 Plan.
      On April 18, 2005, the closing sale price of our common stock was $9.92 per share.
      Share Counting. The 2005 Plan provides share counting rules that govern how shares are counted against the number reserved. If any award made under the 2005 Plan or any Preexisting Plan expires unexercised or is forfeited, the shares subject to such award will remain available under the 2005 Plan. In addition, shares withheld in payment of the exercise price or taxes relating to an award or Preexisting Plan award and shares equal to the number surrendered in payment of any exercise price or taxes relating to an award or Preexisting Plan award shall be deemed to constitute shares not delivered to the participant and shall be deemed to be available for awards under the 2005 Plan.
      Per-Person Award Limitations. The 2005 Plan includes a limitation on the amount of awards that may be granted to any one participant in a given year in order to qualify awards as “performance-based” compensation not subject to the limitation on deductibility under Code Section 162(m). Under this annual per-person limitation, no participant may in any year be granted share-denominated awards under the 2005 Plan relating to more than his or her “Annual Limit” for each type of award. The Annual Limit equals 500,000 shares plus the amount of the participant’s unused Annual Limit relating to share-based awards as of the close of the previous year, subject to adjustment for splits and other extraordinary corporate events. In the case of cash-denominated awards, the 2005 Plan limits performance awards that may be earned by a participant to the participant’s defined Annual Limit, which for this purpose equals $1 million plus the amount of the participant’s unused cash Annual Limit as of the close of the previous year. The per-person limit for cash-denominated performance awards does not operate to limit the amount of share-based awards, and vice versa. All of these per-person limits apply only to awards under the 2005 Plan and do not limit our ability to enter into compensation arrangements outside of the 2005 Plan.
      Adjustments. The Plan authorizes the Committee to make equitable adjustments to the number and kind of shares subject to the share limitations, including the total shares reserved and available and individual participants’ share-based Annual Limits in the event of a recapitalization, forward or reverse split, stock dividend, reorganization, merger, consolidation, spin-off, combination, repurchase, share exchange, special and non-recurring dividend or distribution (whether in the form of cash or property other than stock), liquidation, dissolution or other similar corporate transaction or event affecting the common stock. In the case of outstanding awards, the Committee must adjust such awards upon the occurrence of these types of events so as to preserve, without enlarging, the rights of participants. Such adjustments may include appropriate changes to exercise prices or other award terms, in addition to changes in the number and kind of shares subject to the award. The Committee is also authorized to adjust performance conditions and other terms of awards in response to these kinds of events or to changes in applicable laws, regulations, or accounting principles, except that adjustments to awards intended to qualify as “performance-based” generally must conform to requirements imposed by Section 162(m).
      Administration. The 2005 Plan will be administered by the Committee, except that the Board may itself act to administer the 2005 Plan. The Board must perform the functions of the Committee for purposes of granting awards to non-employee directors. References to the “Committee” herein mean the Committee or the Board exercising authority with respect to a given award. Subject to the terms and conditions of the 2005 Plan, the Committee is authorized to select participants, determine the type and number of awards to be granted and the number of shares to which awards will relate or the amount of a performance award, specify times at which awards will be exercisable or settled, including performance conditions that may be required as a condition thereof, set other terms and conditions of such awards, prescribe forms of award agreements, interpret and specify rules and regulations relating to the 2005 Plan, and make all other determinations which may be necessary or advisable for the administration of the 2005 Plan. In addition, the Committee may delegate its authority under the 2005 Plan to the extent permitted by the Delaware General Corporation Law, except delegation is limited with respect to awards to executive officers where necessary to meet requirements under Rule 16b-3(d) under the Securities Exchange Act of 1934 or Code Section 162(m). Nothing in the 2005 Plan precludes the Committee from authorizing payment of other compensation, including bonuses based upon performance, to officers and employees, including the executive officers, outside of the 2005 Plan. The 2005 Plan provides that Committee members shall not be personally liable, and shall be fully indemnified, in connection with any action, determination, or interpretation taken or made in good faith under the 2005 Plan.
      Stock Options and SARs. The Committee is authorized to grant stock options, including both incentive stock options (“ISOs”), which can result in potentially favorable tax treatment to the participant, and non-qualified stock options. SARs may also be granted, entitling the participant to receive the excess of the fair market value of a share on the date of exercise over the SAR’s designated “base price.” The exercise price of an option and the base price of an SAR are determined by the Committee, but generally may not be less than the fair market value of the shares on the date of grant except as described below under “Other Terms of Awards”. The maximum term of each option or SAR will be ten years. Subject to this limit, the times at which each option or SAR will be exercisable and provisions requiring forfeiture of unexercised options or SARs (and in some cases gains realized by exercise of the award) at or following termination of employment or upon the occurrence of other events generally are fixed by the Committee. Options may be exercised by payment of the exercise price in cash, shares having a fair market value equal to the exercise price or surrender of outstanding awards or other property having a fair market value equal to the exercise price, as the Committee may determine. This may include withholding of option shares to pay the exercise price. The Committee also is permitted to establish procedures for broker-assisted cashless exercises. Methods of exercise and settlement and other terms of SARs will be determined by the Committee. SARs may be exercisable for shares or for cash, as determined by the Committee. Options and stock SARs may be granted on terms that cause such awards not to be subject to Code Section 409A. Alternatively, such awards and cash SARs may have terms that cause those awards to be deemed deferral arrangements subject to Code Section 409A. The Committee may require that outstanding options be surrendered in exchange for a grant of SARs with economically equivalent terms.
      Restricted and Deferred Stock. The Committee is authorized to grant restricted stock and deferred stock. Prior to the end of the restricted period, shares granted as restricted stock may not be sold and will be forfeited in the event of termination of employment in specified circumstances. The Committee will establish the length of the restricted period for awards of restricted stock, except that the following minimum vesting requirements will apply: If the grant or vesting of restricted stock is subject to performance conditions, the award will have a minimum performance-vesting period of one year. Such awards may vest on an accelerated basis in the event of death, disability, or retirement, or a change in control or other special circumstances. Aside from the risk of forfeiture and non-transferability, an award of restricted stock entitles the participant to the rights of a stockholder of ours, including the right to vote the shares and to receive dividends, unless otherwise determined by the Committee.
      Deferred stock gives a participant the right to receive shares at the end of a specified deferral period. Deferred stock subject to forfeiture conditions may be denominated as an award of “restricted stock units.” The Committee will establish any vesting requirements for deferred stock granted for continuing services. One advantage of deferred stock, as compared to restricted stock, is that the period during which the award is deferred as to settlement can be extended past the date the award becomes non-forfeitable, so the Committee can require or permit a participant to continue to hold an interest tied to common stock on a tax-deferred basis. Prior to settlement, deferred stock awards carry no voting or dividend rights or other rights associated with stock ownership, but dividend equivalents will be paid or accrue if authorized by the Committee.
      Other Stock-Based Awards, Stock Bonus Awards, and Awards in Lieu of Other Obligations. The 2005 Plan authorizes the Committee to grant awards that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to common stock. The Committee will determine the terms and conditions of such awards, including the consideration to be paid to exercise awards in the nature of purchase rights, the periods during which awards will be outstanding, and any forfeiture conditions and restrictions on awards. In addition, the Committee is authorized to grant shares as a bonus free of restrictions, or to grant shares or other awards in lieu of obligations under the 2005 Plan or other plans or compensatory arrangements, subject to such terms as the Committee may specify.
      Performance-Based Awards. The Committee may grant performance awards, which may be cash-denominated awards or share-based awards. Generally, performance awards require satisfaction of pre-established performance goals, consisting of one or more business criteria and a targeted performance level with respect to such criteria as a condition to awards being granted or becoming exercisable or settleable, or as a condition to accelerating the timing of such events. Performance may be measured over a period of any length specified by the Committee. If so determined by the Committee, in order to avoid the limitations on tax deductibility under Section 162(m) of the Code, the performance will be measured over a period of at least one year. The business criteria used by the Committee in establishing performance goals applicable to performance awards to the named executive officers will be selected from among the following: (1) Earnings (net of or including dividends), (2) EBIT or EBITDA, (3) gross or net revenue or changes in annual revenues; (4) Cash flow(s) (including operating or net cash flow(s)); (5) financial return ratios; (6) total shareholder return, shareholder return based on growth measures or the attainment by the shares of a specified value for a specified period of time, share price or share price appreciation; (7) earnings growth or EPS growth; (8) return measures, including return or net return on assets, net assets, equity, capital or gross sales; (9) adjusted pre-tax margin; (10) pre-tax profits; (11) operating margins, operating profits; and/or operating expenses; (12) dividends; (13) net income or net operating income; (14) growth in operating earnings or growth in EPS; (15) value of assets; (16) market share or market penetration with respect to specific designated products or product groups and/or specific geographic areas; (17) aggregate product price and other product measures; (18) expense or cost levels; (19) reduction of losses, loss ratios or expense ratios; (20) reduction in fixed costs; (21) operating cost management; (22) cost of capital; (23) debt reduction; (24) productivity improvements; (25) average inventory turnover; (26) satisfaction of specified business expansion goals or goals relating to acquisitions or divestitures; (27) advertising efficiency; (28) customer satisfaction based on specified objective goals or a Company-sponsored customer survey; (29) employee diversity goals or employee turnover; (30) specified objective social goals; (31) safety record; (32) management of employment practices and employee benefits; (33) supervision of litigation and information technology; and (34) goals relating to acquisitions or divestitures of subsidiaries or joint ventures.
      These goals may be set with fixed, quantitative targets, targets relative to past Company performance, or targets compared to the performance of other companies, such as a published or special index or a group of companies selected by the Committee for comparison. They may also be based upon generally accepted accounting principles (“GAAP”) or may be non-GAAP measures, and in either case may be adjusted for purchase accounting impacts related to acquisitions and other extraordinary, non-recurring or unusual events or accounting treatments.
      Annual Incentive Awards. One type of performance award that may be granted under the 2005 Plan is annual incentive awards, settleable in cash or in shares (or a combination of the two) upon achievement of preestablished performance objectives achieved during a specified period of one year or more. The Committee generally must establish the terms of annual incentive awards, including the applicable performance goals and the corresponding amounts payable (subject to per-person limits), and other terms of settlement, and all other terms of these awards, not later than 90 days after the beginning of the fiscal year. As stated above, annual incentive awards granted to named executives are intended to constitute “performance-based compensation” not subject to the limitation on deductibility under Code Sec-

tion 162(m). In order for such an annual incentive award to be earned, one or more of the performance objectives described in the preceding paragraph will have to be achieved. The Committee may specify additional requirements for the earning of such awards.
      Other Terms of Awards. Awards may be settled in cash, shares, other awards or other property, in the discretion of the Committee. The Committee may require or permit participants to defer the settlement of all or part of an award, including shares issued upon exercise of an option subject to compliance with Code Section 409A, in accordance with such terms and conditions as the Committee may establish, including payment or crediting of interest or dividend equivalents on any deferred amounts. The Committee is authorized to place cash, shares or other property in trusts or make other arrangements to provide for payment of our obligations under the 2005 Plan, but is also authorized to make no such arrangements. The Committee may condition awards on the payment of taxes, and may provide for mandatory or elective withholding of a portion of the shares or other property to be distributed in order to satisfy tax obligations. Awards granted under the 2005 Plan generally may not be pledged or otherwise encumbered and are not transferable except by will or by the laws of descent and distribution, or to a designated beneficiary upon the participant’s death, except that the Committee may permit transfers of awards other than incentive stock options on a case-by-case basis. This flexibility can allow for estate planning and other kinds of transfers consistent with the incentive purpose of the 2005 Plan.
      Awards under the 2005 Plan may be granted without a requirement that the participant pay consideration in the form of cash or property for the grant (as distinguished from the exercise), except to the extent required by law. The Committee may, however, grant awards in substitution for, exchange for or as a buyout of other awards under the 2005 Plan, awards under other Company plans, or other rights to payment from us, and may exchange or buy out outstanding awards for cash or other property. The Committee also may grant awards in addition to and in tandem with other awards or rights. In granting a new award, the Committee may determine that the in-the-money value or fair value of any surrendered award may be applied to reduce the exercise price of any option, base price of any SAR, or purchase price of any other award.
      Terms of Awards set by the Committee, including exercise prices, performance conditions and vesting conditions, generally will be reflected in award agreements between us and the participant.
      Dividend Equivalents. The Committee may grant dividend equivalents. These are rights to receive payments equal in value to the amount of dividends paid on a specified number of shares of common stock while an award is outstanding. These amounts may be in the form of cash or rights to receive additional awards or additional shares of common stock having a value equal to the cash amount. The awards may be granted on a stand-alone basis or in conjunction with another award. Typically, rights to dividend equivalents are granted in connection with deferred stock, so that the participant can earn amounts equal to dividends paid on the number of shares covered by the award while the award is outstanding.
      Forfeiture of Award Gains. The 2005 Plan contains certain restrictions, including non-compete, non-solicitation and non-disclosure provisions, that govern the behavior of participants (other than non-employee directors) during their employment with us and for 12 months after termination of their employment. Compliance with these restrictions is a pre-condition to a participant’s right to realize and retain any gain from awards under the 2005 Plan. In the event that a participant fails to comply with these restrictions (a “Forfeiture Event”), we have the right to recover all gains derived from 2005 Plan-based awards realized by that participant at any time after the date six months prior to the Forfeiture Event or, after termination of employment, six months prior to the participant’s termination of employment, and to cancel any outstanding awards. The Committee has discretion to waive or modify our right to forfeiture, or to include additional forfeiture provisions in the agreement governing any 2005 Plan award.
      Change in Control. Unless otherwise provided in any award agreement, if a Change in Control of Midway occurs, awards with service-based vesting terms will become immediately vested and fully exercisable, and vested awards that are deferred as to settlement will be settled. In addition, the Committee may compel a cash settlement or permit a participant to elect to receive a cash settlement equal to the intrinsic value of any equity awards held by the participant. Performance conditions of awards will be deemed met only to the extent specified in the award agreement. Awards subject to Code Section 409A in some cases will be subject to a requirement that the Change in Control event also constitutes a “change in ownership or effective control” of Midway under a new IRS definition, and Code Section 409A may impose other limitations on the rights of participants holding options and stock SARs. If applicable, a “Change in Control” will be defined by the Committee and included within each applicable award document.
      Amendment and Termination of the 2005 Plan. The Board may amend, suspend, discontinue, or terminate the 2005 Plan or the Committee’s authority to grant awards thereunder without stockholder approval, except as required by law or regulation or under the NYSE rules. NYSE rules now require shareholder approval of any material revision to a plan such as the 2005 Plan. Under these rules, however, shareholder approval will not necessarily be required for amendments that might increase the cost of the 2005 Plan. Unless earlier terminated, the authority of the Committee to make grants under the 2005 Plan will terminate ten years after the latest stockholder approval of the 2005 Plan, and the 2005 Plan will terminate when no shares remain available and we have no further obligation with respect to any outstanding award.
Federal Income Tax Implications of the 2005 Plan
      We believe that under current law the following Federal income tax consequences generally would arise with respect to awards under the 2005 Plan.
      Options and SARs that are not deemed to be deferral arrangements under Code Section 409A would have the following tax consequences: The grant of the option or SAR will create no federal income tax consequences for the participant or us. A participant will not have taxable income upon exercising an option that is an ISO, except that the alternative minimum tax may apply. Upon exercising an option that is not an ISO, the participant generally must recognize ordinary income equal to the difference between the exercise price and the fair market value of the freely transferable and nonforfeitable shares acquired on the date of exercise. Upon exercising an SAR, the participant must generally recognize ordinary income equal to the cash or the fair market value of the shares received.
      Upon a disposition of shares acquired upon exercise of an ISO before the end of the applicable ISO holding periods, the participant must generally recognize ordinary income equal to the lesser of (i) the fair market value of the ISO shares at the date of exercise minus the exercise price or (ii) the amount realized upon the disposition of the ISO shares minus the exercise price. Otherwise, a participant’s sale of shares acquired by exercise of an option generally will result in short-term or long-term capital gain or loss measured by the difference between the sale price and the participant’s tax “basis” in such shares. The tax “basis” normally is the exercise price plus any amount he or she recognized as ordinary income in connection with the option’s exercise. A participant’s sale of shares acquired by exercise of an SAR generally will result in short-term or long-term capital gain or loss measured by the difference between the sale price and the tax “basis” in the shares, which generally is the amount he or she recognized as ordinary income in connection with the SAR’s exercise.
      We normally can claim a tax deduction equal to the amount recognized as ordinary income by a participant in connection with an option or SAR, but no tax deduction relating to a participant’s capital gains. Accordingly, we will not be entitled to any tax deduction with respect to an ISO if the participant holds the shares for the applicable ISO holding periods before selling the shares.
      An option or SAR with deferral features or other features may be subject to Code Section 409A, which applies to deferral arrangements. In such case, the distribution to the participant of shares relating to the award would have to meet certain restrictions in order for the participant not to be subject to tax and a tax penalty at the time of vesting. One significant restriction would be a requirement that the distribution not be controlled by the participant’s discretionary exercise of the option or SAR. If the distribution and other award terms meet applicable requirements under Section 409A, the participant would realize ordinary income at the time of distribution rather than earlier, with the amount of ordinary income equal to the distribution date value of the shares less any exercise price actually paid. We would not be entitled to a tax deduction at the time of exercise, but would become entitled to a tax deduction at the time shares are delivered at the end of the deferral period.
      Awards other than options and SARs that result in a transfer to the participant of cash or shares or other property generally will be structured under the 2005 Plan to meet applicable requirements under Code Section 409A. If no restriction on transferability or substantial risk of forfeiture applies to amounts distributed to a participant, the participant generally must recognize ordinary income equal to the cash or the fair market value of shares actually received. Thus, for example, if we grant an award of deferred stock that has vested or require or permit deferral of receipt of cash or shares under a vested award, the participant should not become subject to income tax until the end of the deferral period, and our right to claim a tax deduction will be likewise deferred. On the other hand, if a restriction on transferability and substantial risk of forfeiture applies to shares or other property actually distributed to a participant under an award (such as, for example, a grant of restricted stock), the participant generally must recognize ordinary income equal to the fair market value of the transferred amounts at the earliest time either the transferability restriction or risk of forfeiture lapses. In all cases, we can claim a tax deduction in an amount equal to the ordinary income recognized by the participant, except as discussed below. A participant may elect to be taxed at the time of grant of restricted stock or other property rather than upon lapse of restrictions on transferability or the risk of forfeiture, but if the participant subsequently forfeits such shares or property he or she would not be entitled to any tax deduction, including as a capital loss, for the value of the shares or property on which he or she previously paid tax.
      Any award that is deemed to be a deferral arrangement (excluding certain exempted short-term deferrals) will be subject to Code Section 409A. Certain participant elections and the timing of distributions relating to such awards must meet requirements under Section 409A in order for income taxation to be deferred and tax penalties avoided by the participant upon vesting of the award.
      As discussed above, compensation that qualifies as “performance-based” compensation is excluded from the $1 million deductibility cap of Code Section 162(m), and therefore remains fully deductible by the company that pays it. Under the 2005 Plan, options and SARs granted with an exercise price or base price at least equal to 100% of fair market value of the underlying stock at the date of grant, annual incentive awards to employees the Committee expects to be named executive officers at the time compensation is received, and certain other awards which are conditioned upon achievement of performance goals are intended to qualify as such “performance-based” compensation. A number of requirements must be met in order for particular compensation to so qualify, however, so there can be no assurance that such compensation under the 2005 Plan will be fully deductible under all circumstances. In addition, other awards under the 2005 Plan generally will not so qualify, so that compensation paid to certain executives in connection with such awards, to the extent it and other compensation subject to Section 162(m)’s deductibility cap exceed $1 million in a given year, may not be deductible by us as a result of Section 162(m).
      The foregoing provides only a general description of the application of federal income tax laws to certain awards under the 2005 Plan. This discussion is intended for the information of stockholders considering how to vote at the Meeting and not as tax guidance to participants in the 2005 Plan, as the consequences may vary with the types of awards made, the identity of the recipients and the method of payment or settlement. Different tax rules may apply, including in the case of variations in transactions that are permitted under the 2005 Plan (such as payment of the exercise price of an option by surrender of previously acquired shares). The summary does not address the effects of other federal taxes (including possible “golden parachute” excise taxes) or taxes imposed under state, local, or foreign tax laws.
New Plan Benefits Under the 2005 Plan
      Because future awards under the 2005 Plan will be granted in the discretion of the Committee, the type, number, recipients, and other terms of such awards cannot be determined at this time. Information regarding our recent practices with respect to incentive awards and stock-based compensation under the similar Preexisting Plans is presented in the “Summary Compensation Table” elsewhere in this proxy statement and in our financial statements for the fiscal year ended December 31, 2004, in the Annual Report that accompanies this proxy statement.
      We have made no commitments for awards under the 2005 Plan. If the 2005 Plan is not ratified, our Preexisting Plans will remain in effect.
Vote Required for Ratification
      Our Board of Directors believes the 2005 Long-Term Incentive Plan to be in our best interests and recommends that the stockholders ratify the 2005 Plan. We will submit the following resolution to the stockholders for ratification at the annual meeting:
      “RESOLVED, that the Corporation’s 2005 Long-Term Incentive Plan be, and it hereby is, ratified, approved and adopted in all respects; and that the Corporation is authorized to issue awards under the 2005 Long-Term Incentive Plan in accordance with its terms.”
      The affirmative vote of holders of a majority of the shares of our common stock present in person or by proxy and entitled to vote on this proposal is required for ratification of the 2005 Long-Term Incentive Plan; provided that the total vote cast on the proposal must represent a majority of all outstanding shares of our common stock entitled to vote on the proposal.
      THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE RATIFICATION OF THE 2005 LONG-TERM INCENTIVE PLAN.
PROPOSAL 3: APPOINTMENT OF INDEPENDENT AUDITORS
      We propose that the stockholders ratify the appointment by our Audit Committee of Ernst & Young LLP, independent registered public accountants, as our independent auditors for fiscal 2005, ending December 31, 2005. We expect that representatives of Ernst & Young LLP will be present at the annual meeting and that they will be available to respond to appropriate questions submitted by stockholders at the meeting. Ernst & Young LLP will have the opportunity to make a statement at the meeting if they desire to do so.

Fees of Independent Auditors
      Ernst & Young LLP served as our independent auditors for fiscal 2004 and 2003. Aggregate fees billed by Ernst & Young LLP for professional services rendered and for other professional services billed in fiscal years 2004 and 2003, were as follows:

	Years Ended
	December 31,

	2004	2003

Audit Fees(1)	$604,325	$303,900
Audit-Related Fees(2)	18,000	162,590
Tax Fees(3)	—	30,970
All Other Fees	—	—

Total	$622,325	$497,460

(1)	Comprised of the audit of our annual consolidated financial statements, internal control attestation services required in 2004 to comply with the requirements of the Sarbanes-Oxley Act, review of financial statements included in our Form 10-Qs and other services provided by the accountant in connection with statutory and regulatory filings.

(2)	Comprised of 401(K) audit procedures, accounting consultations, and assistance with responses to Securities and Exchange Commission comment letters in 2003.

(3)	Comprised of tax compliance, tax advice and tax planning services.

Pre-approval Policies and Procedures
      Consistent with the Securities and Exchange Commission requirements regarding auditor independence, our Audit Committee has adopted a policy to pre-approve all audit and permissible non-audit services provided by our independent auditor. Under the policy, the Audit Committee, or a designated member thereof, must pre-approve non-audit services prior to the commencement of the specified service. The approval by any member of the Audit Committee must be presented to the full Audit Committee at the next regularly scheduled Audit Committee meeting. Our independent auditors verify to our Audit Committee annually that they have not performed and will not perform any prohibited non-audit services.

Percentage of Services Approved Under S-X Rule 2-01(c)(7)(i)(C)
      None.
      The affirmative vote of holders of a majority of the shares of our common stock present in person or by proxy and entitled to vote on this proposal is required for ratification of the selection of our independent auditors. Ratification by the stockholders of the appointment of independent auditors is not required, but the Board believes that it is desirable to submit this matter to the stockholders. If holders of a majority of our common stock present in person or by proxy did not approve the selection of Ernst & Young LLP at the meeting, the selection of independent auditors would be reconsidered. However, Mr. Redstone has indicated to us that he will vote in favor of this proposal, so its passage is assured.
      THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS OUR INDEPENDENT AUDITORS.
AUDIT COMMITTEE REPORT
      The Audit Committee of the Board of Directors of Midway is composed of four independent directors and operates under a written charter adopted by the Board of Directors. On June 10, 2004 Messrs. McKenna and White retired from the Audit Committee, and Messrs. Bach and Califano joined the Committee. On March 10, 2005, upon the recommendation of the Audit Committee, the Board of Directors revised the Audit Committee’s charter, and a copy of the revised charter is included as Appendix A to this proxy statement.
      Management is responsible for Midway’s internal accounting controls, assessing the effectiveness of internal controls over financial reporting and the preparation of financial statements. Midway’s independent registered public accountants, Ernst & Young LLP, are responsible for performing audits of (a) Midway’s consolidated financial statements in accordance with the auditing standards of the Public Company Accounting Oversight Board (United States), (b) Midway’s internal control over financial reporting, (c) management’s assessment of the effectiveness of internal control over financial reporting, and (d) issuing audit reports thereon. The Audit Committee’s responsibility is to monitor, review and oversee these processes.
      In keeping with that responsibility, the Audit Committee has reviewed and discussed Midway’s audited consolidated financial statements for the year ended December 31, 2004, its internal control over financial reporting and management’s assessment thereof with both management and Midway’s independent accountants. In addition, the Audit Committee has discussed with the independent accountants the matters required to be discussed by Statement on Auditing Standards No. 61, “Communications with Audit Committees.”
      The Audit Committee has received and reviewed the written disclosures and the letter from the independent accountants required by Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees,” and has discussed with the independent accountants their independence. The Audit Committee has also considered whether the provision of non-audit services by the independent accountant is consistent with maintaining auditor independence.

      Based on these discussions and reviews, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in Midway’s Annual Report on Form 10-K for the fiscal year ended December 31, 2004.
      The Audit Committee of the Board of Directors:
Robert N. Waxman (Chairman)
     Harold H. Bach, Jr.
     William C. Bartholomay
     Joseph A. Califano, Jr.
OTHER MATTERS
Stockholder Proposals
      As of the date of this proxy statement, the Board has not received notice of, and does not intend to propose, any other matters for stockholder action. However, if any other matters are properly brought before the meeting, it is intended that the persons voting the accompanying proxy will vote the shares represented by the proxy in accordance with their best judgment.
      We must receive any stockholder proposals of matters to be acted upon at our 2006 Annual Meeting of Stockholders on or before December 27, 2005 to consider including them in our proxy materials for that meeting. If we do not receive notice of a stockholder proposal to be acted upon at our 2006 Annual Meeting of Stockholders on or before March 11, 2006, our proxy for that meeting may confer discretionary authority to vote on any such proposal. Further, if any stockholders wish to recommend nominations to be considered by our Nominating Committee prior to our 2006 annual meeting, such recommendations must be made following the procedures described above under “Nominating Committee Policies” and in Appendix B to this proxy statement.
      In order for a stockholder proposal or nomination to be acted upon at an annual meeting, notice of stockholder proposals must be delivered to us between 60 and 90 days prior to the annual meeting (or, if no public disclosure of the date of the meeting has been made at least 70 days before the meeting, then not more than ten days after such disclosure). The notice must contain the information required under Article I, Section 13 of our By-laws.
Section 16(a) Beneficial Ownership Reporting Compliance
      Section 16(a) of the Securities Exchange Act of 1934 requires our officers and directors, and persons who own more than ten percent of a registered class of our equity securities, to file reports of ownership and changes in ownership with the SEC. These persons are required by regulation to furnish us with copies of all Section 16(a) reports that they file. Based on our review of the copies of these reports received by us, or written representations from the reporting persons that no Form 5 was required for those persons, we believe that, during fiscal 2004, all filing requirements applicable to our officers, directors and greater than ten percent beneficial owners were complied with.
Voting Procedures
      We will appoint inspectors of election to tabulate the number of shares of common stock represented at the meeting in person or by proxy, to determine whether or not a quorum is present and to count all votes cast at the meeting. The inspectors of election will treat abstentions and broker non-votes as shares that are present and entitled to vote for purposes of determining the presence of a quorum. Votes withheld in connection with the election of one or more of the nominees for director will not be counted in determining the votes cast and will have no effect on the outcome of the vote. With respect to the tabulation of votes cast on a specific proposal presented to the stockholders at the meeting, abstentions will be considered as present and entitled to vote with respect to that specific proposal, whereas broker non-votes will not be considered as present and entitled to vote with respect to that specific proposal.

Therefore, abstentions will have the effect of a vote against each proposal, but broker non-votes will have no effect on the vote for or against each proposal. In addition, under NYSE rules, with respect to any proposal that is a prerequisite to listing of additional or new securities, the total vote cast on the proposal must represent at least a majority of all outstanding shares of our common stock entitled to vote on the proposal. Since Mr. Redstone controls a majority of our outstanding voting shares, his vote will decide each proposal. The term “broker non-votes” commonly refers to shares held in street name for customers, where the broker does not have authority under NYSE rules to vote on its own initiative on particular items, and the broker has not received instructions from the beneficial owners. At the annual meeting, brokers will have the authority to vote on Proposals 1 and 3 but not proposal 2.
How to Obtain Our Annual Report on Form 10-K
      We will provide without charge a copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2004, including financial statements and schedules, to each of our stockholders of record on April 18, 2005 and each beneficial owner of our common stock on that date, upon receipt of a written request mailed to our offices, 2704 West Roscoe Street, Chicago, IL 60618, attention: Miguel Iribarren. In the event that exhibits to the Forms 10-K are requested, a reasonable fee will be charged for reproduction of the exhibits. Please note that you can view and print our recent Forms 10-K, including exhibits, on our website at www.investor.midway.com or at the SEC’s website at www.sec.gov. Requests from beneficial owners of common stock must set forth a good faith representation as to their ownership.
      Whether or not you plan to attend the meeting in person, you are requested to mark, date, sign and return your proxy in the enclosed envelope. No postage need be affixed if mailed in the United States. You may revoke the proxy at any time before it is exercised. If you attend the meeting in person, you may withdraw the proxy and vote your own shares.

By Order of the Board of Directors,

DEBORAH K. FULTON
Senior Vice President,
Secretary and General Counsel
Chicago, Illinois
April 26, 2005

APPENDIX A
CHARTER OF THE AUDIT COMMITTEE
OF THE BOARD OF DIRECTORS
OF MIDWAY GAMES INC.

I.	Purposes
      A. The primary purposes of the Audit Committee (the “Committee”) of the Board of Directors (the “Board”) of Midway Games Inc. and its subsidiaries (the “Company”) are to the assist the Board by (a) reviewing the integrity of the Company’s financial statements, financial disclosures and internal control over financial reporting; (b) monitoring the system of internal controls; (c) selecting the external auditors; (d) reviewing and evaluating the external auditor’s qualifications, performance and independence; (e) reviewing the performance of the internal audit function; (f) monitoring compliance with legal and regulatory requirements; and (g) preparing a Committee report for inclusion in the Company’s annual proxy statement.

II.	Membership and Conflicts of Interest
      A. The members of the Committee and the Committee Chairman shall be appointed by the Board on the recommendation of the Nominating Committee. Members may be replaced by the Board.
      B. The Committee shall consist of not less than three members, each of whom must be financially literate, and at least one member must be qualified as an “audit committee financial expert,” or must have accounting or related financial management expertise, as determined by the Board.
      C. All members must meet the experience and independence requirements of the New York Stock Exchange listing standards and the rules and regulations of the Securities and Exchange Commission (“SEC”).
      D. If a member faces a potential or actual conflict of interest about a matter before the Committee, that member shall advise the Committee Chairman, and in the case where the Committee Chairman faces a potential or actual conflict of interest, the Committee Chairman shall advise the Chairman of the Board. If a potential or actual conflict of interest exists, an independent substitute Director shall be appointed as a Committee member until the potential or actual conflict of interest is resolved.
      E. No member of the committee shall serve on more than three public company audit committees unless the Board determines that such simultaneous service would not impair such member’s ability to effectively serve on the Committee.

III.	Duties and Responsibilities

A.	Oversight of Independent Auditor
      The Committee shall have the following responsibilities and duties:

1. Select, retain and replace the independent auditor, subject to ratification, if desired, by the stockholders.

2. Determine the compensation of the independent auditor for all approved services provided.

3. Evaluate the qualifications, performance and independence of the independent auditor, and the lead personnel on the audit team. The evaluation will include obtaining at least annually a written report from the independent auditor concerning: the firm’s internal quality-control procedures; any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues; and all relationships between the independent auditor and the Company, taking into account the opinions of management and internal auditors.

4. Determine whether the provision of permitted non-audit services is compatible with maintaining the independence of the auditor.

5. Monitor the rotation of the audit partners as required by law and periodically consider the regular rotation of the independent auditor.

6. Ensure receipt from the independent auditor of a written statement describing all relationships between the independent auditor and the Company consistent with Independence Standards Board Standard No. 1.

7. Discuss with the independent auditor any disclosed relationships or services that may impact the objectivity and independence of the independent auditor, and take appropriate action to satisfy itself of the independent auditor’s independence.

8. Communicate with the independent auditor the matters required to be discussed by Statement on Auditing Standards “Communication with Audit Committees.”

9. Before filing the Company’s annual report, obtain and review a report from the independent auditor concerning: all critical accounting policies and practices followed by the Company; all alternative treatments within generally accepted accounting principles for policies and practices related to material items that have been discussed with management, including ramifications of the use of such alternative disclosure and treatments and the treatment preferred by the independent auditor; and other material written communications between the independent auditor and management.

10. Establish and monitor policies for the Company’s hiring of employees, or former employees, of the independent auditor who participated in any capacity in the audit of the Company.

11. Resolve any disagreements between management and the independent auditor about financial reporting.

12. When appropriate, discuss with the national office of the independent auditor issues on which the national office was consulted by the Company’s audit team on material matters relating to the Company’s audit or financial disclosures.

13. Obtain from the independent auditor assurance that the firm has not become aware of illegal acts involving the Company.

      The independent auditor shall report directly to the Committee.

B.	Audit Services
      The Committee shall:

1. Pre-approve all audit services, including the fees and terms.

2. Review with the independent auditor the plan and scope of the audit.

3. Review with the independent auditor (i) their reports on the audit of the Company’s annual financial statements, on the review of the Company’s interim financial statements, and their report on internal controls over financial reporting; and (ii) any audit problems or difficulties and management’s response.

4. Review with management the independent auditor’s findings, suggested changes or improvements in the Company’s accounting practices or internal controls.

C.	Non-Audit Services
      The Committee shall:

1. Pre-approve all permitted non-audit services to be performed by the independent auditors, including the fees and terms after evaluating whether such services might compromise the auditor’s independence. Such pre-approval may be waived if certain services meet the de minimis and other requirements of Regulation S-X.

2. At least annually obtain assurances from the independent auditor and management that the independent auditor has not performed any prohibited non-audit services.

The Committee may delegate to subcommittees, consisting of one or more members, the authority to grant pre-approvals of permitted non-audit services, as long as decisions of such subcommittee are presented to the full Committee at its next scheduled meeting.

D.	Accounting Principles and Financial Statement Disclosure
      The Committee shall review with

1. The independent auditor significant developments in accounting, auditing and SEC rules.

2. Management recommended changes in the Company’s methods of accounting or financial statement disclosures.

3. The independent auditor major issues regarding accounting principles and financial statement presentations and any significant proposed management changes in accounting principles or financial statement disclosures.

E.	Internal Controls
      The Committee shall:

1. Consult with the independent auditor and the Company’s internal auditors regarding the adequacy of internal controls. When appropriate, consultation with the independent auditor and/or the internal auditors regarding internal controls shall be conducted out of management’s presence.

2. Review with management and internal auditors the Company’s internal control systems intended to ensure the reliability of financial reporting and compliance with applicable codes of conduct, laws and regulations. The review shall include any significant problems and regulatory concerns.

F.	Internal Auditor
      The Committee shall:

1. Be responsible for approving the appointment, replacement and compensation of the Company’s senior internal auditor, the oversight of the internal audit function and for reviewing all reports issued by the internal auditors. The senior internal auditor shall report directly to the Committee.

2. Review and approve the Company’s internal audit charter and any amendments to it.

3. Approve an annual work plan to be carried out by the internal auditors.

4. Discuss with the independent auditor and management the internal audit department responsibilities, budget and staffing and any recommended changes in the planned scope of the internal audit.

5. Review the significant reports to management prepared by the internal auditors and management’s responses.

6. The Chairman of the Committee shall receive reports and be available to consult with the internal auditor in between Committee meetings.

G.	Risk Exposures

1. The Committee shall discuss with management, the internal auditor, and the independent auditor, (i) the Company’s policies and guidelines governing the Company’s process of risk assessment and risk management, (ii) the Company’s major financial risk exposures and (iii) the steps management has taken to monitor and control such financial risk exposures.

2. The Committee shall discuss with management and the independent auditor, any correspondence with regulators or governmental agencies, and any published reports that raise material issues regarding the Company’s financial statements or internal controls.

H.	Financial Disclosure Documents
      The Committee shall discuss —

1. With management and the independent auditor the Company’s annual and quarterly financial statements, and reports to be filed with the SEC or sent to stockholders, including the disclosures in the Management’s Discussion and Analysis section of each periodic filing. Following the satisfactory completion of each year-end review, recommend to the Board the inclusion of the audited financial statements and management’s attestation report on internal control over financial reporting in the Company’s Form 10-K.

2. With management the Company’s earnings press releases, including the use of “pro forma” or “adjusted” non-GAAP information, as well as financial information and earnings guidance provided to analysts and rating agencies.

3. With management and the independent auditor, the effect and disclosure of off-balance sheet structures on the Company’s financial statements and in Management’s Discussion and Analysis disclosures.

4. With the Company’s General Counsel legal matters that may have a material impact on the financial statements or the Company’s compliance policies and reports received from regulators.

5. The Committee shall review disclosures made to the Committee by the Company’s CEO and CFO during their certification process for Form 10-Q and Form 10-K about any significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting, and any fraud involving management or other employees who have a significant role in the Company’s internal control over financial reporting.

I.	Ethical Environment
      The Committee shall:

1. Consult with management on the establishment and maintenance of an environment that promotes ethical behavior, including the communication and enforcement of the Code of Business Conduct and Ethics to guard against dishonest, unethical or illegal activities.

2. Review the status of the Company’s compliance with laws, regulations and internal procedures, and the scope and status of internal controls designed to promote compliance with laws and regulations, through receiving reports from management, the internal auditor, legal counsel and third parties as determined by the Committee.

3. Review reports and disclosures of insider and related party transactions.

4. Advise the Board about the Company’s policies and procedures regarding compliance with applicable laws and regulations, and with the Code of Business Conduct and Ethics.

J.	Directors and Executive Officers and Conflicts of Interest
      The Committee shall review:

1. Significant conflicts of interest involving directors and executive officers.

2. Compliance with Company policies and procedures with respect to officers’ expense accounts and perquisites, including their use of corporate assets, and consider the results of any review of these areas by the internal auditor or the independent auditor.

K.	Complaints Regarding Accounting or Auditing Matters

1. The Committee shall establish procedures for (i) the receipt, retention, investigation and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and (ii) the confidential, anonymous submission by Company employees of concerns regarding questionable accounting or auditing matters.

L.	Charter Amendments

1. The Committee shall review and update this Charter annually and propose appropriate amendments to the Board.

IV.	Quorum and Meetings
      A. A quorum of the Committee shall be declared when a majority of the appointed members of the Committee attend, in person or by conference telephone.
      B. The Committee shall meet on a regular basis, at least quarterly.
      C. Meetings shall be scheduled at the discretion of the Committee Chairman.
      D. Notice of the meetings shall be provided at least five days in advance, or such shorter period as is agreed to by all members of the Committee.
      E. The Committee shall meet periodically with management, the internal auditors and the independent auditor in separate executive sessions.
      F. The Committee may ask members of management or others to attend meetings and provide pertinent information as necessary.

V.	Reports and Self-Assessment
      The Committee shall:
      A. Report to the Board regularly with respect to its activities and give its recommendations.
      B. Provide such background and supporting information as may be necessary for the Board to make an informed decision concerning recommendations or advice.
      C. Keep minutes of its meetings and make such minutes available to the full Board for its review.
      D. Review with the Board any issues that arise concerning the quality or integrity of the Company’s financial statements, the internal controls over financial reporting, legal and regulatory compliance, the performance and independence of the independent auditor, and the performance of the internal audit function.
      E. Report to stockholders the Committee’s review and discussion of matters with management and the independent auditor in the Company’s proxy statement for its annual meeting.
      F. Include a copy of the Committee charter as an appendix to the proxy statement at least once every three years.

      G. Conduct an annual self-assessment evaluating the Committee’s performance during the last year.
VI.     Other Authority
      The Committee is authorized to:
      A. Confer with Company management and other employees to the extent it may deem necessary or appropriate to fulfill its duties.
      B. Conduct or authorize investigations into any matters within the Committee’s scope of responsibilities.
      C. Retain outside legal, accounting or other advice to the extent it deems necessary or appropriate.
      D. Perform such other functions as are authorized for the Committee by the Board.
      The Company shall provide for appropriate funding, as determined by the Committee, for payment of (a) fees to the independent auditor for the purpose of issuing reports on the annual financial statements, on the review of interim financial statements, and internal controls over financial reporting, and for performing other audit, review or attest services for the Company, (b) fees to any advisors employed by the Committee, and (c) the Committee’s ordinary administrative expenses.
Revised on March 10, 2005

APPENDIX B
Procedures for Stockholders Submitting Nominating Recommendations
      1. Stockholders Entitled to Make Submissions. The Nominating Committee of our Board of Directors will accept for consideration submissions from stockholders that individually or as a group have beneficial ownership of at least 3% of our common stock and have had such ownership for at least one year. Acceptance of a recommendation for consideration does not imply that the Committee will nominate the recommended candidate.
      2. Manner and Address for Submission. All stockholder nominating recommendations must be in writing, addressed to the Nominating Committee care of our corporate secretary at our principal headquarters, 2704 West Roscoe Street, Chicago, Illinois 60618. Submissions must be made by mail, courier or personal delivery. E-mailed submissions will not be considered.
      3. Information Concerning the Recommending Stockholders. A nominating recommendation must be accompanied by the following information concerning each recommending stockholder:

•	The name and address, including telephone number, of the recommending stockholder;

•	The number of shares of our common stock owned by the recommending stockholder and the time period for which such shares have been held;

•	If the recommending stockholder is not a stockholder of record, a statement from the record holder of the shares (usually a broker or bank) verifying the holdings of the stockholder and the statement from the recommending stockholder of the length of time that the shares have been held. (Alternatively, the stockholder may furnish a current Schedule 13D, Schedule 13G, Form 3, Form 4 or Form 5 filed with the Securities and Exchange Commission reflecting the holdings of the stockholder, together with a statement of the length of time that the shares have been held); and

•	A statement from the stockholder as to whether the stockholder has a good faith intention to continue to hold the reported shares through the date of our next annual meeting of stockholders.
      4. Information Concerning the Proposed Nominee. A nominating recommendation must be accompanied by the following information concerning the proposed nominee:

•	the information required by Item 401 of SEC Regulation S-K (generally providing for disclosure of the name, address, any arrangements or understanding regarding nomination and five year business experience of the proposed nominee, as well as information regarding certain types of legal proceedings within the past five years involving the nominee);

•	the information required by Item 403 of SEC Regulation S-K (generally providing for disclosure regarding the proposed nominee’s ownership of our securities); and

•	the information required by Item 404 of SEC Regulation S-K (generally providing for disclosure of transactions between us and the proposed nominee valued in excess of $60,000 and certain other types of business relationships with us).
      5. Relationships Between the Proposed Nominee and the Recommending Stockholder. The nominating recommendation must describe all relationships between the proposed nominee and the recommending stockholder and any agreements or understandings between the recommending stockholder and the nominee regarding the nomination.
      6. Other Relationships of the Proposed Nominee. The nominating recommendation shall describe all relationships between the proposed nominee and any of our competitors, customers, suppliers, labor unions or other persons with interests regarding us.

B-1

      7. Qualifications of the Proposed Nominee. The recommending stockholder must furnish a statement supporting its view that the proposed nominee possesses the minimum qualifications prescribed by the Nominating Committee for nominees, and briefly describing the contributions that the nominee would be expected to make to the board and to our governance.
      8. Ability to Represent All Stockholders. The recommending stockholder must state whether, in the view of the stockholder, the nominee, if elected, would represent all stockholders and not serve for the purpose of advancing or favoring any particular stockholder or other constituency of ours.
      9. Consent to be interviewed by the Committee and, if nominated and elected, to serve. The nominating recommendation must be accompanied by the consent of the proposed nominee to be interviewed by the Committee, if the Committee chooses to do so in its discretion (and the recommending stockholder must furnish the proposed nominee’s contact information for this purpose), and, if nominated and elected, to serve as a director of ours.
      10. Timing for Submissions Regarding Nominees for Election at Annual Meetings. A stockholder (or group of stockholders) wishing to submit a nominating recommendation for an annual meeting of stockholders must ensure that it is received by us, as provided above, not later than 120 calendar days prior to the first anniversary of the date of the proxy statement for the prior annual meeting of stockholders. In the event that the date of the annual meeting of stockholders for the current year is more than 30 days following the first anniversary date of the annual meeting of stockholders for the prior year, the submission of a recommendation will be considered timely if it is submitted a reasonable time in advance of the mailing of our proxy statement for the annual meeting of stockholders for the current year.
      11. Stockholder Groups. If a recommendation is submitted by a group of two or more stockholders, the information regarding recommending stockholders must be submitted with respect to each stockholder in the group.

B-2

APPENDIX C
MIDWAY GAMES INC.
2005 LONG-TERM INCENTIVE PLAN
      1. Purpose. The purpose of this 2005 Long-Term Incentive Plan (the “Plan”) is to aid Midway Games Inc., a Delaware corporation (together with its successors and assigns, the “Company”), in attracting, retaining, motivating and rewarding employees, non-employee directors, consultants and advisors of the Company or its subsidiaries, to provide for equitable and competitive compensation opportunities, to recognize individual contributions and reward achievement of Company goals, and promote the creation of long-term value for stockholders by closely aligning the interests of Participants with those of stockholders. The Plan authorizes stock-based and cash-based incentives for Participants.
      2. Definitions. In addition to the terms defined in Section 1 above and elsewhere in the Plan, the following capitalized terms used in the Plan have the respective meanings set forth in this Section:

(a) “Annual Limit” shall have the meaning specified in Section 5(b).

(b) “Award” means any Option, SAR, Restricted Stock, Deferred Stock, Stock granted as a bonus or in lieu of another award, Dividend Equivalent, Other Stock-Based Award or Performance Award, together with any related right or interest, granted to a Participant under the Plan.

(c) “Beneficiary” means the legal representatives of the Participant’s estate entitled by will or the laws of descent and distribution to receive the benefits under a Participant’s Award upon a Participant’s death, provided that, if and to the extent authorized by the Committee, a Participant may be permitted to designate a Beneficiary, in which case the “Beneficiary” instead will be the person, persons, trust or trusts (if any are then surviving) which have been designated by the Participant in his or her most recent written and duly filed beneficiary designation to receive the benefits specified under the Participant’s Award upon such Participant’s death. Unless otherwise determined by the Committee, any designation of a Beneficiary other than a Participant’s spouse shall be subject to such spouse’s written consent.

(d) “Board” means the Company’s Board of Directors.

(e) “Change in Control” has the meanings specified in Section 9.

(f) “Code” means the Internal Revenue Code of 1986, as amended. References to any provision of the Code or regulation thereunder shall include any successor provisions and regulations, and reference to regulations includes any applicable guidance or pronouncement of the Department of the Treasury and Internal Revenue Service.

(g) “Committee” means the Compensation Committee of the Board, the composition and governance of which is established in the Committee’s Charter as approved from time to time by the Board and subject to Section 303A.05 of the Listed Company Manual of the New York Stock Exchange (if then applicable), and other corporate governance documents of the Company. No action of the Committee shall be void or deemed to be without authority due to the failure of any member, at the time the action was taken, to meet any qualification standard set forth in the Committee Charter or this Plan. The full Board may perform any function of the Committee hereunder except to the extent limited under Section 303A.05 of the Listed Company Manual, in which case the term “Committee” shall refer to the Board.

(h) “Covered Employee” means an Eligible Person who is a Covered Employee as specified in Section 11(j).

(i) “Deferred Stock” means a right, granted under this Plan, to receive Stock or other Awards or a combination thereof at the end of a specified deferral period.

(j) “Dividend Equivalent” means a right, granted under this Plan, to receive cash, Stock, other Awards or other property equal in value to all or a specified portion of the dividends paid with respect to a specified number of shares of Stock.

(k) “Effective Date” means the effective date specified in Section 11(q).

(l) “Eligible Person” has the meaning specified in Section 5.

(m) “Exchange Act” means the Securities Exchange Act of 1934, as amended. References to any provision of the Exchange Act or rule (including a proposed rule) thereunder shall include any successor provisions and rules.

(n) “Fair Market Value” means the fair market value of Stock, Awards or other property as determined in good faith by the Committee or under procedures established by the Committee. Unless otherwise determined by the Committee, the Fair Market Value of Stock shall be the average of the high and low sales prices per share of Stock reported on a consolidated basis for securities listed on the principal stock exchange or market on which Stock is traded on the day immediately preceding the day as of which such value is being determined or, if there is no sale on that day, then on the last previous day on which a sale was reported. Fair Market Value relating to the exercise price or base price of any Non-409A Option or SAR shall conform to requirements under Code Section 409A.

(o) “409A Awards” means Awards that constitute a deferral of compensation under Code Section 409A and regulations thereunder. “Non-409A Awards” means Awards other than 409A Awards. Although the Committee retains authority under the Plan to grant Options, SARs and Restricted Stock on terms that will qualify those Awards as 409A Awards, Options, SARs exercisable for Stock, and Restricted Stock are intended to be Non-409A Awards unless otherwise expressly specified by the Committee.

(p) “Incentive Stock Option” or “ISO” means any Option designated as an incentive stock option within the meaning of Code Section 422 and qualifying thereunder.

(q) “Option” means a right, granted under this Plan, to purchase Stock.

(r) “Other Stock-Based Awards” means Awards granted to a Participant under Section 6(h).

(s) “Participant” means a person who has been granted an Award under the Plan which remains outstanding, including a person who is no longer an Eligible Person.

(t) “Performance Award” means a conditional right, granted to a Participant under Sections 6(i) and 7, to receive cash, Stock or other Awards or payments.

(u) “Preexisting Plans” means each of the following Company plans: (1) 2002 Non-Qualified Stock Option Plan, (2) 2002 Stock Option Plan, (3) 2000 Non-Qualified Stock Option Plan, (4) 1999 Stock Option Plan, (5) 1998 Stock Incentive Plan, (6) 1998 Non-Qualified Stock Option Plan and (7) 1996 Stock Option Plan.

(v) “Restricted Stock” means Stock granted under this Plan which is subject to certain restrictions and to a risk of forfeiture.

(w) “Rule 16b-3” means Rule 16b-3, as from time to time in effect and applicable to Participants, promulgated by the Securities and Exchange Commission under Section 16 of the Exchange Act.

(x) “Stock” means the Company’s Common Stock, par value $0.01 per share, and any other equity securities of the Company that may be substituted or resubstituted for Stock pursuant to Section 11(c).

(y) “Stock Appreciation Rights” or “SAR” means a right granted to a Participant under Section 6(c).

      3. Administration.
      (a) Authority of the Committee. The Plan shall be administered by the Committee, which shall have full and final authority, in each case subject to and consistent with the provisions of the Plan, to select Eligible Persons to become Participants; to grant Awards; to determine the type and number of Awards, the dates on which Awards may be exercised and on which the risk of forfeiture or deferral period relating to Awards shall lapse or terminate, the acceleration of any such dates, the expiration date of any Award, whether, to what extent, and under what circumstances an Award may be settled, or the exercise price of an Award may be paid, in cash, Stock, other Awards, or other property, and other terms and conditions of, and all other matters relating to, Awards; to prescribe documents evidencing or setting terms of Awards (such Award documents need not be identical for each Participant), amendments thereto, and rules and regulations for the administration of the Plan and amendments thereto (including outstanding Awards); to construe and interpret the Plan and Award documents and correct defects, supply omissions or reconcile inconsistencies therein; and to make all other decisions and determinations as the Committee may deem necessary or advisable for the administration of the Plan. Decisions of the Committee with respect to the administration and interpretation of the Plan shall be final, conclusive, and binding upon all persons interested in the Plan, including Participants, Beneficiaries, transferees under Section 11(b) and other persons claiming rights from or through a Participant, and stockholders. The foregoing notwithstanding, the Board shall perform the functions of the Committee for purposes of granting Awards under the Plan to non-employee directors (the functions of the Committee with respect to other aspects of non-employee director awards is not exclusive to the Board, however).
      (b) Manner of Exercise of Committee Authority. The express grant of any specific power to the Committee, and the taking of any action by the Committee, shall not be construed as limiting any power or authority of the Committee. The Committee may act through subcommittees, including for purposes of perfecting exemptions under Rule 16b-3 or qualifying Awards under Code Section 162(m) as performance-based compensation, in which case the subcommittee shall be subject to and have authority under the charter applicable to the Committee, and the acts of the subcommittee shall be deemed to be acts of the Committee hereunder. The Committee may delegate to officers or managers of the Company or any subsidiary, or committees thereof, the authority, subject to such terms as the Committee shall determine, to perform such functions, including administrative functions, as the Committee may determine, to the extent (i) that such delegation will not result in the loss of an exemption under Rule 16b-3 for Awards granted to Participants subject to Section 16 of the Exchange Act in respect of the Company and will not cause Awards intended to qualify as “performance-based compensation” under Code Section 162(m) to fail to so qualify, and (ii) permitted under Section 157 and other applicable provisions of the Delaware General Corporation Law.
      (c) Limitation of Liability. The Committee and each member thereof, and any person acting pursuant to authority delegated by the Committee, shall be entitled, in good faith, to rely or act upon any report or other information furnished by any executive officer, other officer or employee of the Company or a subsidiary, the Company’s independent auditors, consultants or any other agents assisting in the administration of the Plan. Members of the Committee, any person acting pursuant to authority delegated by the Committee, and any officer or employee of the Company or a subsidiary acting at the direction or on behalf of the Committee or a delegee shall not be personally liable for any action or determination taken or made in good faith with respect to the Plan, and shall, to the extent permitted by law, be fully indemnified and protected by the Company with respect to any such action or determination.
      4. Stock Subject To Plan.
      (a) Overall Number of Shares Available for Delivery. The total number of shares of Stock reserved and available for delivery in connection with Awards under the Plan shall be (i) the number of shares that, immediately prior to the Effective Date, remain available for new awards under all Preexisting Plan, plus (ii) the number of shares subject to awards under the Preexisting Plans which become available in accordance with Section 4(b) after the Effective Date. Any shares of Stock delivered under the Plan shall consist of authorized and unissued shares or treasury shares.

      (b) Share Counting Rules. The Committee may adopt reasonable counting procedures to ensure appropriate counting, avoid double counting (as, for example, in the case of tandem or substitute awards) and make adjustments in accordance with this Section 4(b). Shares that are potentially deliverable under an Award under the Plan or an award under any Preexisting Plan that are canceled, expired, forfeited, settled in cash or otherwise terminated without a delivery of such shares to the Participant will not be counted as delivered under the Plan or such Preexisting Plan and shall be available for Awards under this Plan. Shares that have been issued in connection with an Award under this Plan (e.g., Restricted Stock) or any Preexisting Plan award that is canceled, forfeited, or settled in cash such that those shares are returned to the Company shall be available for Awards under this Plan. Shares withheld in payment of the exercise price or taxes relating to an Award or Preexisting Plan award and shares equal to the number surrendered in payment of any exercise price or taxes relating to an Award or Preexisting Plan award shall be deemed to constitute shares not delivered to the Participant and shall be deemed to be available for Awards under this Plan. The foregoing notwithstanding, if issued shares are returned to the Company, including upon a cash out of Restricted Stock, surrender of shares in payment of an exercise price or taxes relating to an Award, or withholding of shares in payment of taxes upon vesting of Restricted Stock, such shares shall not become available again under the Plan if the transaction resulting in the return of shares occurs more than ten years after the date of the most recent shareholder approval of the Plan, and otherwise shares shall not become available under this Section 4(b) in an event that would constitute a “material revision” of the Plan subject to shareholder approval under then applicable rules of the New York Stock Exchange (if then applicable). Because shares will count against the number reserved in Section 4(a) upon delivery, and subject to the share counting rules under this Section 4(b), the Committee may determine that Awards may be outstanding that relate to a greater number of shares than the aggregate remaining available under the Plan, so long as Awards will not result in delivery and vesting of shares in excess of the number then available under the Plan.
      5. Eligibility; Per-Person Award Limitations.
      (a) Eligibility. Awards may be granted under the Plan only to Eligible Persons. For purposes of the Plan, an “Eligible Person” means an employee of the Company or any subsidiary, including any executive officer, non-employee director, advisor or consultant of the Company or a subsidiary, and any person who has been offered employment by the Company or a subsidiary, provided that such prospective employee may not receive any payment or exercise any right relating to an Award until such person has commenced employment with the Company or a subsidiary. An employee on leave of absence may be considered as still in the employ of the Company or a subsidiary for purposes of eligibility for participation in the Plan, if so determined by the Committee. If so determined by the Committee, holders of outstanding awards granted by a company or business acquired by the Company or a subsidiary, or with which the Company or a subsidiary combines, are eligible for grants under the Plan of substitute awards either through assumption of such awards or the grant of a substitute award in connection with such acquisition or combination transaction.
      (b) Per-Person Award Limitations. In each calendar year during any part of which the Plan is in effect, an Eligible Person may be granted Awards under each of Section 6(b), 6(c), 6(d), 6(e), 6(f), 6(g) or 6(h) relating to up to his or her Annual Limit (such Annual Limit to apply separately to the type of Award authorized under each specified subsection, except that the limitation applies to Dividend Equivalents under Section 6(g) only if such Dividend Equivalents are granted separately from and not as a feature of another Award). A Participant’s Annual Limit, in any year during any part of which the Participant is then eligible under the Plan, shall equal 500,000 shares plus the amount of the Participant’s unused Annual Limit relating to the same type of Award as of the close of the previous year, subject to adjustment as provided in Section 11(c). In the case of an Award which is not valued in a way in which the limitation set forth in the preceding sentence would operate as an effective limitation satisfying applicable law (including Treasury Regulation 1.162-27(e)(4)), an Eligible Person may not be granted Awards authorizing the earning during any calendar year of an amount that exceeds the Eligible Person’s Annual Limit, which for this purpose shall equal $1 million plus the amount of the Eligible Person’s unused cash Annual Limit as of the close of the previous year (this limitation is separate and not affected by the number of Awards granted during such calendar year subject to the limitation in the preceding sentence). For this purpose, (i) “earning” means satisfying performance conditions so that an amount becomes payable, without regard to whether it is to be paid currently or on a deferred basis or continues to be subject to any service requirement or other non-performance condition, and (ii) a Participant’s Annual Limit is used to the extent an amount or number of shares may be potentially earned or paid under an Award, regardless of whether such amount or shares are in fact earned or paid.
      (c) Non-Employee Director Awards. Non-employee directors may be granted any type of Award under the Plan.
      6. Specific Terms of Awards.
      (a) General. Awards may be granted on the terms and conditions set forth in this Section 6. In addition, the Committee may impose on any Award or the exercise thereof, at the date of grant or thereafter (subject to Sections 11(e) and 11(k)), such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine, including terms requiring forfeiture of Awards in the event of termination of employment or service by the Participant and terms permitting a Participant to make elections relating to his or her Award. The Committee shall retain full power and discretion with respect to any term or condition of an Award that is not mandatory under the Plan, subject to Section 11(k). The Committee shall require the payment of lawful consideration for an Award to the extent necessary to satisfy the requirements of the Delaware General Corporation Law, and may otherwise require payment of consideration for an Award except as limited by the Plan.
      (b) Options. The Committee is authorized to grant Options to Participants on the following terms and conditions:

(i) Exercise Price. The exercise price per share of Stock purchasable under an Option (including both ISOs and non-qualified Options) shall be determined by the Committee, provided that, notwithstanding anything contained herein to the contrary such exercise price shall be (A) fixed as of the grant date, and (B) not less than the Fair Market Value of a share of Stock on the date of grant of such Option. Notwithstanding the foregoing, any substitute award granted in assumption of or in substitution for an outstanding award granted by a company or business acquired by the Company or a subsidiary, or with which the Company or a subsidiary combines may be granted with an exercise price per share of Stock other than as required above.

Without the approval of stockholders, the Committee will not amend or replace previously granted Options in a transaction that constitutes a “repricing,” as such term is used in Section 303A.08 of the Listed Company Manual of the New York Stock Exchange (if then applicable) or Item 402(i)(1) of Regulation S-K of the Exchange Act.

(ii) Option Term; Time and Method of Exercise. The Committee shall determine the term of each Option, provided that in no event shall the term of any Option exceed a period of ten years from the date of grant. The Committee shall determine the time or times at which or the circumstances under which an Option may be exercised in whole or in part, provided that, notwithstanding anything contained herein to the contrary, the sole and exclusive basis for determining both the vesting and exercisability of an option will be the passage of a specific period of time or the occurrence or non-occurrence of certain specific events (which may include, but is not limited to, the achievement of performance goals and/or future service requirements). In addition, the Committee shall determine the methods by which such exercise price may be paid or deemed to be paid and the form of such payment (subject to Sections 11(k) and 11(l)), including, without limitation, cash, Stock (including by withholding Stock deliverable upon exercise, if such withholding or withholding feature will not result in additional accounting expense to the Company), other Awards or awards granted under other plans of the Company or any subsidiary, or other property (including through broker-assisted “cashless exercise” arrangements, to the extent permitted by applicable law), and the methods by or forms in which Stock will be delivered or deemed to be delivered in satisfaction of Options to Participants (including, in the case of 409A Awards, deferred delivery of shares subject to the Option, as mandated by the Committee, with such deferred shares subject to any vesting, forfeiture or other terms as the Committee may specify).

(iii) ISOs. The terms of any ISO granted under the Plan shall comply in all respects with the provisions of Code Section 422.

      (c) Stock Appreciation Rights. The Committee is authorized to grant SARs to Participants on the following terms and conditions:

(i) Right to Payment. An SAR shall confer on the Participant to whom it is granted a right to receive, upon exercise thereof, the excess of (A) the Fair Market Value of one share of Stock on the date of exercise (or, in the case of a “Limited SAR,” the Fair Market Value determined by reference to the Change in Control Price, as defined under the applicable award agreement) over (B) the grant price of the SAR as determined by the Committee.

(ii) Other Terms. The Committee shall determine the term of each SAR, provided that in no event shall the term of an SAR exceed a period of ten years from the date of grant. The Committee shall determine at the date of grant or thereafter, the time or times at which and the circumstances under which a SAR may be exercised in whole or in part (including based on achievement of performance goals and/or future service requirements), the method of exercise, method of settlement, form of consideration payable in settlement, method by or forms in which Stock will be delivered or deemed to be delivered to Participants, whether or not a SAR shall be free-standing or in tandem or combination with any other Award, and whether or not the SAR will be a 409A Award or Non-409A Award (cash SARs will in all cases be 409A Awards). Limited SARs that may only be exercised in connection with a Change in Control or termination of service following a Change in Control as specified by the Committee may be granted on such terms, not inconsistent with this Section 6(c), as the Committee may determine. The Committee may require that an outstanding Option be exchanged for an SAR exercisable for Stock having vesting, expiration, and other terms substantially the same as the Option, so long as such exchange will not result in additional accounting expense to the Company.

(iii) Without the approval of stockholders, the Committee will not amend or replace previously granted SARs in a transaction that constitutes a “repricing,” as such term is used in Section 303A.08 of the Listed Company Manual of the New York Stock Exchange (if then applicable).
      (d) Restricted Stock. The Committee is authorized to grant Restricted Stock to Participants on the following terms and conditions:

(i) Grant and Restrictions. Restricted Stock shall be subject to such restrictions on transferability, risk of forfeiture and other restrictions, if any, as the Committee may impose, which restrictions may lapse separately or in combination at such times, under such circumstances (including based on achievement of performance goals and/or future service requirements), in such installments or otherwise and under such other circumstances as the Committee may determine at the date of grant or thereafter. Except to the extent restricted under the terms of the Plan and any Award document relating to the Restricted Stock, a Participant granted Restricted Stock shall have all of the rights of a stockholder, including the right to vote the Restricted Stock and the right to receive dividends thereon (subject to any mandatory reinvestment or other requirement imposed by the Committee).

(ii) Forfeiture. Except as otherwise determined by the Committee, upon termination of employment or service during the applicable restriction period, Restricted Stock that is at that time subject to restrictions shall be forfeited and reacquired by the Company; provided that the Committee may provide, by rule or regulation or in any Award document, or may determine in any individual case, that restrictions or forfeiture conditions relating to Restricted Stock will lapse in whole or in part, including in the event of terminations resulting from specified causes.

(iii) Certificates for Stock. Restricted Stock granted under the Plan may be evidenced in such manner as the Committee shall determine. If certificates representing Restricted Stock are registered in the name of the Participant, the Committee may require that such certificates bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Restricted Stock, that the Company retain physical possession of the certificates, and that the Participant deliver a stock power to the Company, endorsed in blank, relating to the Restricted Stock.

(iv) Dividends and Splits. As a condition to the grant of an Award of Restricted Stock, the Committee may require that any dividends paid on a share of Restricted Stock shall be either (A) paid with respect to such Restricted Stock at the dividend payment date in cash, in kind, or in a number of shares of unrestricted Stock having a Fair Market Value equal to the amount of such dividends, or (B) automatically reinvested in additional Restricted Stock or held in kind, which shall be subject to the same terms as applied to the original Restricted Stock to which it relates, or (C) deferred as to payment, either as a cash deferral or with the amount or value thereof automatically deemed reinvested in shares of Deferred Stock, other Awards or other investment vehicles, subject to such terms as the Committee shall determine or permit a Participant to elect. Unless otherwise determined by the Committee, Stock distributed in connection with a Stock split or Stock dividend, and other cash or property distributed as a dividend, shall be subject to restrictions and a risk of forfeiture to the same extent as the Restricted Stock with respect to which such Stock or other property has been distributed.

      (e) Deferred Stock. The Committee is authorized to grant Deferred Stock to Participants, subject to the following terms and conditions:

(i) Award and Restrictions. Issuance of Stock will occur upon expiration of the deferral period specified for an Award of Deferred Stock by the Committee (or, if permitted by the Committee, as elected by the Participant). In addition, Deferred Stock shall be subject to such restrictions on transferability, risk of forfeiture and other restrictions, if any, as the Committee may impose, which restrictions may lapse at the expiration of the deferral period or at earlier specified times (including based on achievement of performance goals and/or future service requirements), separately or in combination, in installments or otherwise, and under such other circumstances as the Committee may determine at the date of grant or thereafter. Deferred Stock may be satisfied by delivery of cash, Stock, other Awards, or a combination thereof (subject to Section 11(l)), as determined by the Committee at the date of grant or thereafter.

(ii) Forfeiture. Except as otherwise determined by the Committee, upon termination of employment or service during the applicable deferral period or portion thereof to which forfeiture conditions apply (as provided in the Award document evidencing the Deferred Stock), all Deferred Stock that is at that time subject to such forfeiture conditions shall be forfeited; provided that the Committee may provide, by rule or regulation or in any Award document, or may determine in any individual case, that restrictions or forfeiture conditions relating to Deferred Stock will lapse in whole or in part, including in the event of terminations resulting from specified causes. Deferred Stock subject to a risk of forfeiture may be called “restricted stock units” or otherwise designated by the Committee.

(iii) Dividend Equivalents. Unless otherwise determined by the Committee, Dividend Equivalents on the specified number of shares of Stock covered by an Award of Deferred Stock shall be either (A) paid with respect to such Deferred Stock at the dividend payment date in cash or in shares of unrestricted Stock having a Fair Market Value equal to the amount of such dividends, or (B) deferred with respect to such Deferred Stock, either as a cash deferral or with the amount or value thereof automatically deemed reinvested in additional Deferred Stock, other Awards or other investment vehicles having a Fair Market Value equal to the amount of such dividends, as the Committee shall determine or permit a Participant to elect.
      (f) Bonus Stock and Awards in Lieu of Obligations. The Committee is authorized to grant Stock as a bonus, or to grant Stock or other Awards in lieu of obligations of the Company or a subsidiary to pay cash or deliver other property under the Plan or under other plans or compensatory arrangements, subject to such terms as shall be determined by the Committee.

      (g) Dividend Equivalents. The Committee is authorized to grant Dividend Equivalents to a Participant, which may be awarded on a free-standing basis or in connection with another Award. The Committee may provide that Dividend Equivalents shall be paid or distributed when accrued or shall be deemed to have been reinvested in additional Stock, Awards, or other investment vehicles, and subject to restrictions on transferability, risks of forfeiture and such other terms as the Committee may specify.
      (h) Other Stock-Based Awards. The Committee is authorized, subject to limitations under applicable law, to grant to Participants such other Awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Stock or factors that may influence the value of Stock, including, without limitation, convertible or exchangeable debt securities, other rights convertible or exchangeable into Stock, purchase rights for Stock, Awards with value and payment contingent upon performance of the Company or business units thereof or any other factors designated by the Committee, and Awards valued by reference to the book value of Stock or the value of securities of or the performance of specified subsidiaries or other business units. The Committee shall determine the terms and conditions of such Awards. Stock delivered pursuant to an Award in the nature of a purchase right granted under this Section 6(h) shall be purchased for such consideration, paid for at such times, by such methods, and in such forms, including, without limitation, cash, Stock, other Awards, notes, or other property, as the Committee shall determine. Cash awards, as an element of or supplement to any other Award under the Plan, may also be granted pursuant to this Section 6(h).
      (i) Performance Awards. Performance Awards, denominated in cash or in Stock or other Awards, may be granted by the Committee in accordance with Section 7.
      7. Performance Awards.
      (a) Performance Awards Generally. Performance Awards may be denominated as a cash amount, number of shares of Stock, or specified number of other Awards or a combination of the foregoing, which may be earned upon achievement or satisfaction of performance conditions specified by the Committee. In addition, the Committee may specify that any other Award shall constitute a Performance Award by conditioning the right of a Participant to exercise the Award or have it settled, and the timing thereof, upon achievement or satisfaction of such performance conditions as may be specified by the Committee. The Committee may use such business criteria and other measures of performance as it may deem appropriate in establishing any performance conditions, and may exercise its discretion to reduce or increase the amounts payable under any Award subject to performance conditions, except as limited under Sections 7(b) and 7(c) in the case of a Performance Award intended to qualify as “performance-based compensation” under Code Section 162(m).
      (b) Performance Awards Granted to Covered Employees. If the Committee determines that a Performance Award to be granted to an Eligible Person who is designated by the Committee as likely to be a Covered Employee should qualify as “performance-based compensation” for purposes of Code Section 162(m), the grant, exercise and/or settlement of such Performance Award shall be contingent upon achievement of a preestablished performance goal and other terms set forth in this Section 7(b).

(i) Performance Goal Generally. The performance goal for such Performance Awards shall consist of one or more business criteria and a targeted level or levels of performance with respect to each of such criteria, as specified by the Committee consistent with this Section 7(b). The performance goal shall be objective and shall otherwise meet the requirements of Code Section 162(m) and regulations thereunder, including the requirement that the level or levels of performance targeted by the Committee result in the achievement of performance goals being “substantially uncertain.” The Committee may determine that such Performance Awards shall be granted, exercised and/or settled upon achievement of any one performance goal or that two or more of the performance goals must be achieved as a condition to grant, exercise and/or settlement of such Performance Awards. Performance goals may differ for Performance Awards granted to any one Participant or to different Participants.

(ii) Business Criteria. One or more of the following business criteria for the Company, on a consolidated basis, and/or for specified subsidiaries or other business units of the Company shall be used by the Committee in establishing performance goals for such Performance Awards: (1) Earnings (net of or including dividends), (2) EBIT or EBITDA, (3) gross or net revenue or changes in annual revenues; (4) Cash flow(s) (including operating or net cash flow(s)); (5) financial return ratios; (6) total shareholder return, shareholder return based on growth measures or the attainment by the shares of a specified value for a specified period of time, share price or share price appreciation; (7) earnings growth or EPS growth; (8) return measures, including return or net return on assets, net assets, equity, capital or gross sales; (9) adjusted pre-tax margin; (10) pre-tax profits; (11) operating margins, operating profits; and/or operating expenses; (12) dividends; (13) net income or net operating income; (14) growth in operating earnings or growth in EPS; (15) value of assets; (16) market share or market penetration with respect to specific designated products or product groups and/or specific geographic areas; (17) aggregate product price and other product measures; (18) expense or cost levels; (19) reduction of losses, loss ratios or expense ratios; (20) reduction in fixed costs; (21) operating cost management; (22) cost of capital; (23) debt reduction; (24) productivity improvements; (25) average inventory turnover; (26) satisfaction of specified business expansion goals or goals relating to acquisitions or divestitures; (27) advertising efficiency; (28) customer satisfaction based on specified objective goals or a Company-sponsored customer survey; (29) employee diversity goals or employee turnover; (30) specified objective social goals; (31) safety record; (32) management of employment practices and employee benefits; (33) supervision of litigation and information technology; and (34) goals relating to acquisitions or divestitures of subsidiaries or joint ventures. The targeted level or levels of performance with respect to such business criteria may be established at such levels and in such terms as the Committee may determine, in its discretion, including in absolute terms, as a goal relative to performance in prior periods, or as a goal compared to the performance of one or more comparable companies or an index covering multiple companies.

(iii) Performance Period; Timing for Establishing Performance Goals. Achievement of performance goals in respect of such Performance Awards shall be measured over a performance period of one year or more, as specified by the Committee. A performance goal shall be established not later than the earlier of (A) 90 days after the beginning of any performance period applicable to such Performance Award or (B) the time 25% of such performance period has elapsed.

(iv) Performance Award Pool. The Committee may establish a Performance Award pool, which shall be an unfunded pool, for purposes of measuring performance of the Company in connection with Performance Awards. The amount of such Performance Award pool shall be based upon the achievement of a performance goal or goals based on one or more of the business criteria set forth in Section 7(b)(ii) during the given performance period, as specified by the Committee in accordance with Section 7(b)(iii). The Committee may specify the amount of the Performance Award pool as a percentage of any of such business criteria, a percentage thereof in excess of a threshold amount, or as another amount which need not bear a strictly mathematical relationship to such business criteria.

(v) Settlement of Performance Awards; Other Terms. Settlement of Performance Awards shall be in cash, Stock, other Awards or other property, in the Committee’s discretion. The Committee may, in its discretion, increase or reduce the amount of a settlement otherwise to be made in connection with such Performance Awards, but may not exercise discretion to increase any such amount payable to a Covered Employee in respect of a Performance Award subject to this Section 7(b). Any settlement which changes the form of payment from that originally specified shall be implemented in a manner such that the Performance Award and other related Awards do not, solely for that reason, fail to qualify as “performance-based compensation” for purposes of Code Section 162(m). The Committee shall specify the circumstances in which such Performance Awards shall be paid or forfeited in the event of termination of employment by a Participant or other event

(including a Change in Control) prior to the end of a performance period or settlement of such Performance Awards.

      (c) Written Determinations. Determinations by the Committee as to the establishment of performance goals, the amount potentially payable in respect of Performance Awards, the level of actual achievement of the specified performance goals relating to Performance Awards, and the amount of any final Performance Award shall be recorded in writing in the case of Performance Awards intended to qualify under Section 162(m). Specifically, the Committee shall certify in writing, in a manner conforming to applicable regulations under Section 162(m), prior to settlement of each such Award granted to a Covered Employee, that the performance objective relating to the Performance Award and other material terms of the Award upon which settlement of the Award was conditioned have been satisfied.
      8. Certain Provisions Applicable To Awards.
      (a) Stand-Alone, Additional, and Tandem Awards. Awards granted under the Plan may, in the Committee’s discretion, be granted either alone or in addition to, in tandem with, or in substitution or exchange for, any other Award or any award granted under another plan of the Company, any subsidiary, or any business entity acquired by the Company or a subsidiary, or any other right of a Participant to receive payment from the Company or any subsidiary; provided, however, that a 409A Award may not be granted in tandem with a Non-409A Award. Awards granted in addition to or in tandem with other Awards or awards may be granted either as of the same time as or a different time from the grant of such other Awards or awards.
      (b) Term of Awards. The term of each Award shall be for such period as may be determined by the Committee, subject to the express limitations set forth in Sections 6(b)(ii), 6(c)(ii) and 8 or elsewhere in the Plan.
      (c) Form and Timing of Payment under Awards; Deferrals. Subject to the terms of the Plan (including Sections 11(k) and (l)) and any applicable Award document, payments to be made by the Company or a subsidiary upon the exercise of an Option or other Award or settlement of an Award may be made in such forms as the Committee shall determine, including, without limitation, cash, Stock, other Awards or other property, and may be made in a single payment or transfer, in installments, or on a deferred basis. The settlement of any Award may be accelerated, and cash paid in lieu of Stock in connection with such settlement, in the Committee’s discretion or upon occurrence of one or more specified events, subject to Sections 6(b), 11(k) and 11(l). Subject to Section 11(k), installment or deferred payments may be required by the Committee (subject to Section 11(e)) or permitted at Participant’s election on terms and conditions established by the Committee. Payments may include, without limitation, provisions for the payment or crediting of reasonable interest on installment or deferred payments or the grant or crediting of Dividend Equivalents or other amounts in respect of installment or deferred payments denominated in Stock. In the case of any 409A Award that is vested and no longer subject to a risk of forfeiture (within the meaning of Code Section 83), such Award will be distributed to the Participant, upon application of the Participant, if the Participant has had an unforeseeable emergency within the meaning of Code Sections 409A(a)(2)(A)(vi) and 409A(a)(2)(B)(ii), in accordance with Section 409A(a)(2)(B)(ii).
      9. Change in Control. Upon a Change in Control (as such term is defined in the applicable Award agreement or other agreement between the Participant and the Company) all Awards made under this Plan shall be governed by the terms and conditions of the applicable Award or other agreement.
      10. Additional Award Forfeiture Provisions.
      (a) Forfeiture of Options and Other Awards and Gains Realized Upon Prior Option Exercises or Award Settlements. Unless otherwise determined by the Committee, each Award granted hereunder, other than Awards granted to non-employee directors, shall be subject to the following additional forfeiture conditions, to which the Participant, by accepting an Award hereunder, agrees. If any of the events specified in Section 10(b)(i), (ii), or (iii) occurs (a “Forfeiture Event”), all of the following forfeitures will result:

(i) The unexercised portion of the Option, whether or not vested, and any other Award not then settled (except for an Award that has not been settled solely due to an elective deferral by the Participant and otherwise is not forfeitable in the event of any termination of service of the Participant) will be immediately forfeited and canceled upon the occurrence of the Forfeiture Event; and

(ii) The Participant will be obligated to repay to the Company, in cash, within five business days after demand is made therefor by the Company (but not earlier than termination of employment in the case of an equity award accounted for under APB 25), the total amount of Award Gain (as defined herein) realized by the Participant upon each exercise of an Option or settlement of an Award (regardless of any elective deferral) that occurred on or after (A) the date that is six months prior to the occurrence of the Forfeiture Event, if the Forfeiture Event occurred while the Participant was employed by the Company or a subsidiary, or (B) the date that is six months prior to the date the Participant’s employment by the Company or a subsidiary terminated, if the Forfeiture Event occurred after the Participant ceased to be so employed. For purposes of this Section, the term “Award Gain” shall mean (i), in respect of a given Option exercise, the product of (X) the Fair Market Value per share of Stock at the date of such exercise (without regard to any subsequent change in the market price of shares) minus the exercise price times (Y) the number of shares as to which the Option was exercised at that date, and (ii), in respect of any other settlement of an Award granted to the Participant, the Fair Market Value of the cash or Stock paid or payable to Participant (regardless of any elective deferral) less any cash or the Fair Market Value of any Stock or property (other than an Award or award which would have itself then been forfeitable hereunder and excluding any payment of tax withholding) paid by the Participant to the Company as a condition of or in connection such settlement.
      (b) Events Triggering Forfeiture. The forfeitures specified in Section 10(a) will be triggered upon the occurrence of any one of the following Forfeiture Events at any time during Participant’s employment by the Company or a subsidiary, or during the one-year period following termination of such employment:

(i) Participant, acting alone or with others, directly or indirectly, (A) engages, either as employee, employer, consultant, advisor, or director, or as an owner, investor, partner, stockholder, licensee or licensor unless Participant’s interest is insubstantial, in any business in an area or region in which the Company conducts business at the date the event occurs, which is directly in competition with a business then conducted by the Company or a subsidiary; (B) induces any customer, supplier, licensee or licensor of the Company or a subsidiary, with which the Company or a subsidiary has a business relationship, to curtail, cancel, not renew, or not continue his or her or its business with the Company or any subsidiary; or (C) induces, or attempts to influence, any employee, service provider, licensee or licensor to the Company or a subsidiary to terminate such employment or service. The Committee shall, in its discretion, determine which lines of business the Company conducts on any particular date and which third parties may reasonably be deemed to be in competition with the Company. For purposes of this Section 10(b)(i), a Participant’s interest as a stockholder is insubstantial if it represents beneficial ownership of less than five percent of the outstanding class of stock, and a Participant’s interest as an owner, investor, or partner is insubstantial if it represents ownership, as determined by the Committee in its discretion, of less than five percent of the outstanding equity of the entity;

(ii) Participant discloses, uses, sells, or otherwise transfers, except in the course of employment with or other service to the Company or any subsidiary, any confidential or proprietary information of the Company or any subsidiary, including but not limited to information regarding the Company’s current and potential customers, organization, employees, finances, and methods of operations and investments, so long as such information has not otherwise been disclosed to the public or is not otherwise in the public domain (other than by Participant’s breach of this provision), except as required by law or pursuant to legal process, or Participant makes statements or representations, or otherwise communicates, directly or indirectly, in writing, orally, or otherwise, or takes any other action which may, directly or indirectly, disparage or be damaging to the Company or any of its subsidiaries or their respective officers, directors, employees, advisors, businesses or reputations, except as required by law or pursuant to legal process; or

(iii) Participant fails to cooperate with the Company or any subsidiary in any way, including, without limitation, by making himself or herself available to testify on behalf of the Company or such subsidiary in any action, suit, or proceeding, whether civil, criminal, administrative, or investigative, or otherwise fails to assist the Company or any subsidiary in any way, including, without limitation, in connection with any such action, suit, or proceeding by providing information and meeting and consulting with members of management of, other representatives of, or counsel to, the Company or such subsidiary, as reasonably requested.

      (c) Agreement Does Not Prohibit Competition or Other Participant Activities. Although the conditions set forth in this Section 10 shall be deemed to be incorporated into an Award, a Participant is not, solely by reason of such incorporation, thereby prohibited from engaging in any activity, including but not limited to competition with the Company and its subsidiaries. Rather, the non-occurrence of the Forfeiture Events set forth in Section 10(b) is a condition to the Participant’s right to realize and retain value from his or her compensatory Options and Awards, and the consequence under the Plan if the Participant engages in an activity giving rise to any such Forfeiture Event are the forfeitures specified herein. The Company and Participant shall not be precluded by this provision or otherwise from entering into other agreements concerning the subject matter of Sections 10(a) and 10(b).
      (d) Committee Discretion. The Committee may, in its discretion, waive in whole or in part the Company’s right to forfeiture under this Section, but no such waiver shall be effective unless evidenced by a writing signed by a duly authorized officer of the Company. In addition, the Committee may impose additional conditions on Awards, by inclusion of appropriate provisions in the document evidencing or governing any such Award.
      11. General Provisions.
      (a) Compliance with Legal and Other Requirements. The Company may, to the extent deemed necessary or advisable by the Committee and subject to Section 11(k), postpone the issuance or delivery of Stock or payment of other benefits under any Award until completion of such registration or qualification of such Stock or other required action under any federal or state law, rule or regulation, listing or other required action with respect to any stock exchange or automated quotation system upon which the Stock or other securities of the Company are listed or quoted, or compliance with any other obligation of the Company, as the Committee may consider appropriate, and may require any Participant to make such representations, furnish such information and comply with or be subject to such other conditions as it may consider appropriate in connection with the issuance or delivery of Stock or payment of other benefits in compliance with applicable laws, rules, and regulations, listing requirements, or other obligations. The foregoing notwithstanding, in connection with a Change in Control, the Company shall take or cause to be taken no action, and shall undertake or permit to arise no legal or contractual obligation, that results or would result in any postponement of the issuance or delivery of Stock or payment of benefits under any Award or the imposition of any other conditions on such issuance, delivery or payment, to the extent that such postponement or other condition would represent a greater burden on a Participant than existed on the 90th day preceding the Change in Control.
      (b) Limits on Transferability; Beneficiaries. No Award or other right or interest of a Participant under the Plan shall be pledged, hypothecated or otherwise encumbered or subject to any lien, obligation or liability of such Participant to any party (other than the Company or a subsidiary thereof), or assigned or transferred by such Participant otherwise than by will or the laws of descent and distribution or to a Beneficiary upon the death of a Participant, and such Awards or rights that may be exercisable shall be exercised during the lifetime of the Participant only by the Participant or his or her guardian or legal representative, except that Awards and other rights (other than ISOs and SARs in tandem therewith) may be transferred to one or more transferees during the lifetime of the Participant, and may be exercised by such transferees in accordance with the terms of such Award, but only if and to the extent such transfers are permitted by the Committee, subject to any terms and conditions which the Committee may impose thereon (which may include limitations the Committee may deem appropriate in order that offers and sales under the Plan will meet applicable requirements of registration forms under the Securities Act of 1933 specified by the Securities and Exchange Commission). A Beneficiary, transferee, or other person claiming any rights under the Plan from or through any Participant shall be subject to all terms and conditions of the Plan and any Award document applicable to such Participant, except as otherwise determined by the Committee, and to any additional terms and conditions deemed necessary or appropriate by the Committee.
      (c) Adjustments. In the event that any large, special and non-recurring dividend or other distribution (whether in the form of cash or property other than Stock), recapitalization, forward or reverse split, Stock dividend, reorganization, merger, consolidation, spin-off, combination, repurchase, share exchange, liquidation, dissolution or other similar corporate transaction or event affects the Stock such that an adjustment is determined by the Committee to be appropriate and, in the case of any outstanding Award, necessary to prevent dilution or enlargement of Participant’s rights, then the Committee shall, in an equitable manner as determined by the Committee, adjust any or all of (i) the number and kind of shares of Stock which may be delivered in connection with Awards granted thereafter, (ii) the number and kind of shares of Stock by which annual per-person Award limitations are measured under Section 5, including the share limits applicable to non-employee director Awards under Section 5(c), (iii) the number and kind of shares of Stock subject to or deliverable in respect of outstanding Awards and (iv) the exercise price, grant price or purchase price relating to any Award or, if deemed appropriate, the Committee may make provision for a payment of cash or property to the holder of an outstanding Option (subject to Section 11(l)) or other Award. In addition, the Committee is authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards (including Performance Awards and performance goals and any hypothetical funding pool relating thereto) in recognition of unusual or nonrecurring events (including, without limitation, events described in the preceding sentence, as well as acquisitions and dispositions of businesses and assets) affecting the Company, any subsidiary or other business unit, or the financial statements of the Company or any subsidiary, or in response to changes in applicable laws, regulations, accounting principles, tax rates and regulations or business conditions or in view of the Committee’s assessment of the business strategy of the Company, any subsidiary or business unit thereof, performance of comparable organizations, economic and business conditions, personal performance of a Participant, and any other circumstances deemed relevant; provided that no such adjustment shall be authorized or made if and to the extent that the existence of such authority (i) would cause Options, SARs, or Performance Awards granted under the Plan to Participants designated by the Committee as Covered Employees and intended to qualify as “performance-based compensation” under Code Section 162(m) and regulations thereunder to otherwise fail to qualify as “performance-based compensation” under Code Section 162(m) and regulations thereunder, or (ii) would cause the Committee to be deemed to have authority to change the targets, within the meaning of Treasury Regulation 1.162-27(e)(4)(vi), under the performance goals relating to Options or SARs granted to Covered Employees and intended to qualify as “performance-based compensation” under Code Section 162(m) and regulations thereunder.
      (d) Tax Provisions.

(i) Withholding. The Company and any subsidiary is authorized to withhold from any Award granted, any payment relating to an Award under the Plan, including from a distribution of Stock, or any payroll or other payment to a Participant, amounts of withholding and other taxes due or potentially payable in connection with any transaction involving an Award, and to take such other action as the Committee may deem advisable to enable the Company and Participants to satisfy obligations for the payment of withholding taxes and other tax obligations relating to any Award. This authority shall include authority to withhold or receive Stock or other property and to make cash payments in respect thereof in satisfaction of a Participant’s withholding obligations, either on a mandatory or elective basis in the discretion of the Committee, or in satisfaction of other tax obligations. Other provisions of the Plan notwithstanding, only the minimum amount of Stock deliverable in connection with an Award necessary to satisfy statutory withholding requirements will be withheld, unless withholding of any additional amount of Stock will not result in additional accounting expense to the Company.

(ii) Required Consent to and Notification of Code Section 83(b) Election. No election under Section 83(b) of the Code (to include in gross income in the year of transfer the amounts specified in Code Section 83(b)) or under a similar provision of the laws of a jurisdiction outside the United States may be made unless expressly permitted by the terms of the Award document or by action of the Committee in writing prior to the making of such election. In any case in which a Participant is permitted to make such an election in connection with an Award, the Participant shall notify the Company of such election within ten days of filing notice of the election with the Internal Revenue Service or other governmental authority, in addition to any filing and notification required pursuant to regulations issued under Code Section 83(b) or other applicable provision.

(iii) Requirement of Notification Upon Disqualifying Disposition Under Code Section 421(b). If any Participant shall make any disposition of shares of Stock delivered pursuant to the exercise of an ISO under the circumstances described in Code Section 421(b) (i.e., a disqualifying disposition), such Participant shall notify the Company of such disposition within ten days thereof.

      (e) Changes to the Plan. The Board may amend, suspend or terminate the Plan or the Committee’s authority to grant Awards under the Plan without the consent of stockholders or Participants; provided, however, that any amendment to the Plan shall be submitted to the Company’s stockholders for approval not later than the earliest annual meeting for which the record date is at or after the date of such Board action if such stockholder approval is required by any federal or state law or regulation or the rules of the New York Stock Exchange (if then applicable) or any other stock exchange or automated quotation system on which the Stock may then be listed or quoted, or if such amendment would materially increase the number of shares reserved for issuance and delivery under the Plan, and the Board may otherwise, in its discretion, determine to submit other amendments to the Plan to stockholders for approval; and provided further, that, without the consent of an affected Participant, no such Board action may materially and adversely affect the rights of such Participant under any outstanding Award (for this purpose, actions that alter the timing of federal income taxation of a Participant will not be deemed material unless such action results in an income tax penalty on the Participant). Without the approval of stockholders, the Committee will not amend or replace previously granted Options or SARs in a transaction that constitutes a “repricing,” as such term is used in Section 303A.08 of the Listed Company Manual of the New York Stock Exchange (if then applicable). With regard to other terms of Awards, the Committee shall have no authority to waive or modify any such Award term after the Award has been granted to the extent the waived or modified term would be mandatory under the Plan for any Award newly granted at the date of the waiver or modification.
      (f) Right of Setoff. The Company or any subsidiary may, to the extent permitted by applicable law, deduct from and set off against any amounts the Company or a subsidiary may owe to the Participant from time to time (including amounts payable in connection with any Award, owed as wages, fringe benefits, amounts related to Awards which should have, but have not previously been, withheld by the Company for tax purposes, or other compensation owed to the Participant), such amounts as may be owed by the Participant to the Company, including but not limited to amounts owed under Section 10(a), although the Participant shall remain liable for any part of the Participant’s payment obligation not satisfied through such deduction and setoff. By accepting any Award granted hereunder, the Participant agrees to any deduction or setoff under this Section 11(f).
      (g) Unfunded Status of Awards; Creation of Trusts. The Plan is intended to constitute an “unfunded” plan for incentive and deferred compensation. With respect to any payments not yet made to a Participant or obligation to deliver Stock pursuant to an Award, nothing contained in the Plan or any Award shall give any such Participant any rights that are greater than those of a general creditor of the

Company; provided that the Committee may authorize the creation of trusts and deposit therein cash, Stock, other Awards or other property, or make other arrangements to meet the Company’s obligations under the Plan. Such trusts or other arrangements shall be consistent with the “unfunded” status of the Plan unless the Committee otherwise determines with the consent of each affected Participant.
      (h) Nonexclusivity of the Plan. Neither the adoption of the Plan by the Board nor its submission to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board or a committee thereof to adopt such other incentive arrangements, apart from the Plan, as it may deem desirable, including incentive arrangements and awards which do not qualify under Code Section 162(m), and such other arrangements may be either applicable generally or only in specific cases.
      (i) Payments in the Event of Forfeitures; Fractional Shares. Unless otherwise determined by the Committee, in the event of a forfeiture of an Award with respect to which a Participant paid cash consideration, the Participant shall be repaid the amount of such cash consideration. No fractional shares of Stock shall be issued or delivered pursuant to the Plan or any Award. The Committee shall determine whether cash, other Awards or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.
      (j) Compliance with Code Section 162(m). It is the intent of the Company that Options and SARs granted to Covered Employees and other Awards designated as Awards to Covered Employees subject to Section 7 shall constitute qualified “performance-based compensation” within the meaning of Code Section 162(m) and regulations thereunder, unless otherwise determined by the Committee at the time of allocation of an Award. Accordingly, the terms of Sections 7(b) and (c), including the definitions of Covered Employee and other terms used therein, shall be interpreted in a manner consistent with Code Section 162(m) and regulations thereunder. The foregoing notwithstanding, because the Committee cannot determine with certainty whether a given Participant will be a Covered Employee with respect to a fiscal year that has not yet been completed, the term Covered Employee as used herein shall mean only a person designated by the Committee as likely to be a Covered Employee with respect to a specified fiscal year. If any provision of the Plan or any Award document relating to a Performance Award that is designated as intended to comply with Code Section 162(m) does not comply or is inconsistent with the requirements of Code Section 162(m) or regulations thereunder, such provision shall be construed or deemed amended to the extent necessary to conform to such requirements, and no provision shall be deemed to confer upon the Committee or any other person discretion to increase the amount of compensation otherwise payable in connection with any such Award upon attainment of the applicable performance objectives.
      (k) Certain Limitations on Awards to Ensure Compliance with Code Section 409A. For purposes of this Plan, references to an award term or event (including any authority or right of the Company or a Participant) being “permitted” under Code Section 409A mean, for a 409A Award, that the term or event will not cause the Participant to be liable for payment of interest or a tax penalty under Code Section 409A and, for a Non-409A Award, that the term or event will not cause the Award to be treated as subject to Code Section 409A. Other provisions of the Plan notwithstanding, the terms of any 409A Award and any Non-409A Award, including any authority of the Company and rights of the Participant with respect to the Award, shall be limited to those terms permitted under Code Section 409A, and any terms not permitted under Code Section 409A shall be automatically modified and limited to the extent necessary to conform with Code Section 409A. For this purpose, other provisions of the Plan notwithstanding, the Company shall have no authority to accelerate distributions relating to 409A Awards in excess of the authority permitted under Code Section 409A, and any distribution subject to Code Section 409A(a)(2)(A)(i) (separation from service) to a “key employee” as defined under Code Section 409A(a)(2)(B)(i), shall not occur earlier than the earliest time permitted under Code Section 409A(a)(2)(B)(i).
      (l) Certain Limitations Relating to Accounting Treatment of Awards. Other provisions of the Plan notwithstanding, the Committee’s authority under the Plan (including under Sections 8(c), 11(c) and 11(d)) is limited to the extent necessary to ensure that any Option or other Award of a type that the Committee has intended to be subject to fixed accounting with a measurement date at the date of grant or the date performance conditions are satisfied under APB 25 shall not become subject to “variable” accounting solely due to the existence of such authority, unless the Committee specifically determines that the Award shall remain outstanding despite such “variable” accounting. This provision shall cease to be effective if and at such time as the Company elects to no longer account for equity compensation under APB 25.
      (m) Governing Law. The validity, construction, and effect of the Plan, any rules and regulations relating to the Plan and any Award document shall be determined in accordance with the laws of the State of Delaware, without giving effect to principles of conflicts of laws, and applicable provisions of federal law.
      (n) Awards to Participants Outside the United States. The Committee may modify the terms of any Award under the Plan made to or held by a Participant who is then resident or primarily employed outside of the United States in any manner deemed by the Committee to be necessary or appropriate in order that such Award shall conform to laws, regulations, and customs of the country in which the Participant is then resident or primarily employed, or so that the value and other benefits of the Award to the Participant, as affected by foreign tax laws and other restrictions applicable as a result of the Participant’s residence or employment abroad shall be comparable to the value of such an Award to a Participant who is resident or primarily employed in the United States. An Award may be modified under this Section 11(n) in a manner that is inconsistent with the express terms of the Plan, so long as such modifications will not contravene any applicable law or regulation or result in actual liability under Section 16(b) for the Participant whose Award is modified.
      (o) Limitation on Rights Conferred under Plan. Neither the Plan nor any action taken hereunder shall be construed as (i) giving any Eligible Person or Participant the right to continue as an Eligible Person or Participant or in the employ or service of the Company or a subsidiary, (ii) interfering in any way with the right of the Company or a subsidiary to terminate any Eligible Person’s or Participant’s employment or service at any time (subject to the terms and provisions of any separate written agreements), (iii) giving an Eligible Person or Participant any claim to be granted any Award under the Plan or to be treated uniformly with other Participants and employees, or (iv) conferring on a Participant any of the rights of a stockholder of the Company unless and until the Participant is duly issued or transferred shares of Stock in accordance with the terms of an Award or an Option is duly exercised. Except as expressly provided in the Plan and an Award document, neither the Plan nor any Award document shall confer on any person other than the Company and the Participant any rights or remedies thereunder.
      (p) Severability; Entire Agreement. If any of the provisions of this Plan or any Award document is finally held to be invalid, illegal or unenforceable (whether in whole or in part), such provision shall be deemed modified to the extent, but only to the extent, of such invalidity, illegality or unenforceability, and the remaining provisions shall not be affected thereby; provided, that, if any of such provisions is finally held to be invalid, illegal, or unenforceable because it exceeds the maximum scope determined to be acceptable to permit such provision to be enforceable, such provision shall be deemed to be modified to the minimum extent necessary to modify such scope in order to make such provision enforceable hereunder. The Plan and any Award documents contain the entire agreement of the parties with respect to the subject matter thereof and supersede all prior agreements, promises, covenants, arrangements, communications, representations and warranties between them, whether written or oral with respect to the subject matter thereof.
      (q) Plan Effective Date and Termination. The Plan shall become effective if, and at such time as, the stockholders of the Company have approved it by the affirmative votes of the holders of a majority of the voting securities of the Company present, or represented, and entitled to vote on the subject matter at a duly held meeting of stockholders (provided that the total vote cast on the proposal represents over 50% in interest of all securities entitled to vote on the proposal). Upon such approval of the Plan by the stockholders of the Company, no further awards shall be granted under the Preexisting Plans, but any outstanding awards under the Preexisting Plans shall continue in accordance with their terms. Unless earlier terminated by action of the Board of Directors, the authority of the Committee to make grants under the Plan shall terminate on the date that is ten years after the latest date upon which stockholders of the Company have approved the Plan, and the Plan will remain in effect until such time as no Stock remains available for delivery under the Plan or as set forth above and the Company has no further rights or obligations under the Plan with respect to outstanding Awards under the Plan.

APPENDIX D

MIDWAY GAMES INC.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

     THE UNDERSIGNED, revoking all previous proxies, hereby appoints DAVID F. ZUCKER, THOMAS E. POWELL and DEBORAH K. FULTON, or any of them, as attorneys, agents and proxies with power of substitution, and with all powers the undersigned would possess if personally present, to vote all shares of common stock of Midway Games Inc. (the “Company”) which the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held on June 6, 2005 and at all adjournments thereof.

     The shares represented by this Proxy will be voted in accordance with the specifications made by the undersigned upon all of the following proposals, more fully described in the accompanying Proxy Statement. If no instructions are given by the undersigned, the shares represented by this Proxy will be voted “FOR” the election of the nominees for directors designated by the Board of Directors in proposal 1, and “FOR” proposals 2 and 3.

(Continued and to be signed on reverse side)

MIDWAY GAMES INC.
P.O. BOX 11096
NEW YORK, N.Y. 10203-0096

PLEASE MARK, DATE, SIGN AND MAIL THIS PROXY IN THE ENVELOPE ENCLOSED FOR THIS PURPOSE.
NO POSTAGE IS REQUIRED FOR MAILING IN THE UNITED STATES.

Votes must be indicated (x) in Black or Blue ink. [X]

1.           Election of seven (7) Directors.

FOR all nominees listed	WITHHOLD AUTHORITY	*EXCEPTIONS [ ]
except as marked [ ]	to vote for all nominees listed [ ]

NOMINEES: William C. Bartholomay/ Peter C. Brown/ Joseph A. Califano, Jr./ Kenneth D. Cron/ Shari E. Redstone / Ira S. Sheinfeld / Robert N. Waxman

(INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the “EXCEPTIONS” box and write that nominee’s name in the space provided below.)

*EXCEPTIONS: _________________________________________________________________________________

2.           Ratification of the 2005 Long-Term Incentive Plan.

FOR [ ]            AGAINST [ ]            ABSTAIN [ ]

3.           Ratification of the appointment of Ernst & Young LLP as independent auditors for fiscal 2005.

FOR [ ]            AGAINST [ ]            ABSTAIN [ ]

               In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

Please sign exactly as your name or names appear hereon, and when signing as attorney, executor, administrator, trustee or guardian, give your full title as such. If signatory is a corporation, sign the full corporate name by a duly authorized officer. If shares are held jointly, each stockholder named should sign.

To change your address, please mark this box: [ ]

Date:                                        ,

Share Owner sign here

Co-Owner sign here